                                                                   EXHIBIT 10.12

                                     LEASE

                                BY AND BETWEEN


                            PROSPECT GREEN PARTNERS,
                           a California Joint Venture

                                 as "Landlord"


                                      AND


                              E*TRADE GROUP, INC.,
                            a California corporation

                                  as "Tenant"

                                     LEASE
                                     -----

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.     TERMS AND DEFINITIONS; SCHEDULES....................................   1
       --------------------------------

2.     PREMISES............................................................   6
       --------

4.     IMPROVEMENTS BY LANDLORD; POSSESSION................................  23
       ------------------------------------

5.     PROJECT SERVICES....................................................  24
       ----------------

6.     TENANT'S COVENANTS..................................................  26
       ------------------

7.     LANDLORD'S RESERVED RIGHTS..........................................  37
       --------------------------

8.     CASUALTY AND UNTENANTABILITY........................................  38
       ----------------------------

9.     CONDEMNATION........................................................  42
       ------------

10.    INDEMNITY, SUBROGATION AND WAIVER...................................  43
       ----------------------------------------

11.    TENANT'S DEFAULT AND LANDLORD'S REMEDIES............................  45
       ----------------------------------------

12.    TERMINATION.........................................................  49
       ----------------------------------------

13.    MISCELLANEOUS.......................................................  51
       ----------------------------------------

       Schedule 1      Description of the Premises
                        and Floor Plan

       Schedule 2      Rules and Regulations

       Schedule 3      Prospect Green Business Park Common
                        Area Charges

       Schedule 4      Intentionally Deleted

       Schedule 5      Work Letter Agreement

       Schedule 5-A    Construction Schedule

       Schedule 6      Certificate of Acceptance

       Schedule 7      Base Rent and Management Fee

       Schedule 8      Parking

                                     LEASE
                                     -----



          This Lease is made the 21st day of June, 1996, by and between PROSPECT GREEN PARTNERS, a California Joint Venture ("Landlord"), and E*TRADE GROUP, INC., a California corporation ("Tenant") on the terms, covenants and conditions set forth below.

1.   TERMS AND DEFINITIONS; SCHEDULES.
     --------------------------------
     1.1  Terms and Definitions.
          ---------------------
          1.1.1 "Leased Premises" shall mean the entirety of the Building (as hereinafter defined) and as more fully described in the drawing attached hereto as Schedule 1.

          1.1.2 "Building" shall mean the two-story office building located at 10951 White Rock Road, Rancho Cordova, California, 95670.

          1.1.3 "Project" shall mean, collectively, (i) the Building; (ii) the parcel of real property on which the Building is situated (the "Land"); (iii) the other improvements on the Land, including, without limitation, a parking lot, driveways, lighting and landscaping, which Building, Land and other improvements are commonly known as Prospect Green II, in the multi-building project known as Prospect Green Business Park, Rancho Cordova, California; and
(iv) the pro rata share attributed to Prospect Green II for the common area charges of Prospect Green Business Park (which charges are more particularly described in Schedule 3 attached) and which pro rata share is thirty-five and 54/100 percent (35.54%)(but which share shall be reduced as and when additional buildings are developed in Prospect Green Business Park).

          1.1.4 "Tenant's Square Footage" shall mean the total Rentable square footage in the Leased Premises for which Base Rent shall be payable, and shall, for the first twelve (12) months of the Lease Term, consist of only that area of the Leased Premises which has been built-out by Tenant in accordance with
Schedule 5 attached and shown as Areas 1A, 1B and 2 on the drawing attached herto as Schedule 1 (the "Initial Space"), but to be not less than Thirty-five Thousand (35,000) Rentable square feet (which Rentable square footage number represents approximately Thirty-one Thousand Nine Hundred Ninety-two (31,992) Useable square feet). Such number is subject to change in accordance with Subparagraph 2.4 below, dealing with Tenant's Expansion Obligation and Tenant's Accelerated Timing Option, the final result of which obligation shall be that as of not later than the commencement of the thirteenth (13th) month of the Lease Term, Tenant's Square Footage shall equal the Total Rentable Square Footage of the Building. The actual Rentable area will be calculated by Landlord's representative (and certified by Tenant upon execution, pursuant to Subparagraph
4.2 hereof, of the Certificate of Acceptance in form attached as Schedule 6) using the method for determining Rentable Area as set forth in the "Method for Measuring Floor Area in Office Buildings," published by the Building Owners and Managers Association International, approved July 31, 1980 ("BOMA Method"). "Total Rentable Square Footage of the Building" shall mean the actual Rentable area of the Building using the BOMA Method, consisting of Seventy Thousand and Sixty-five (70,065) Rentable square feet. The Total Rentable Square Footage of the Building may be adjusted pursuant to Subparagraph 7.1(c) below. Landlord shall certify to Tenant, using the "as built" plan of Landlord's architects, the actual Total Rentable Square Footage of the Building and Tenant's Square Footage.

          1.1.5 "Lease Commencement Date" shall mean June 24, 1996. "Lease Expiration Date" shall mean June 23, 2006. "Lease Term" shall mean the one hundred twenty (120) month period between Lease Commencement Date and Lease Expiration Date.

          1.1.6 "Renewal Options" shall mean Tenant's right to renew this Lease for two (2) additional successive periods of sixty (60) months each. Each such sixty (60) month period shall constitute a "Renewal Term", and shall be entered into on the terms and conditions set forth in Subparagraph 2.3 below. In addition to the Renewal Options, which are exercisable at Tenant's election, Tenant shall have certain obligations to extend the term of this Lease in the event that Tenant exercises its rights under that certain Annex Expansion Option entered into by and between Landlord and Tenant of even date herewith, as more particularly described in Subparagraph 2.5 below.

          1.1.7 "Base Rent" shall refer to the basic rental payments payable by Tenant to Landlord pursuant to Schedule 7 attached, and initially shall mean One and 17/100 Dollars ($1.17) per square foot of Tenant's Square Footage per month or approximately Forty Thousand Nine Hundred Fifty and No/100 Dollars ($40,950) per month for the Initial Space, and shall be adjusted as set forth on
Schedule 7 attached hereto. An "Adjustment Date" is a date on which Base Rent shall be adjusted as provided in Schedule 7.

          1.1.8 "Tenant's Share" shall mean one hundred percent (100%). "Additional Operating Costs" shall mean those Operating Costs (as defined in Subparagraph 3.4 below) which are not paid directly by Tenant to the supplier, vendor or provider thereof, in accordance with the terms hereof, but which shall be reimbursed by Tenant to Landlord as set forth in Section 3 below.

          1.1.9 "Security Deposit" shall mean an amount equal to the amount of the first installment of Base Rent due and payable hereunder or approximately Forty Thousand Nine Hundred Fifty and no/100 Dollars ($40,950). The Security Deposit shall be tendered by Tenant upon execution of this Lease and shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If there occurs an uncured Event of Default (as defined in Subparagraph 11.1 below), Landlord may (but shall not be obligated to) retain, use or apply such Security Deposit for the payment of Rent or any other sum in default, or for payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. In any such event, then, upon written notice from Landlord, Tenant shall deposit with Landlord sufficient cash to restore the Security Deposit to its original sum, and Tenant's failure to do so within ten
(10) days after the effective date of such written notice shall constitute an Event of Default.

          1.1.10 "Permitted Purpose" means that Tenant may use the Leased Premises for general office and computer operations and any lawful purpose incidental thereto. Landlord hereby acknowledges that such purpose is permitted under the development agreement currently applicable to the Project.

          1.1.11 "Permitted Parking" shall mean four (4) parking spaces provided to Tenant for each one thousand (1,000) Rentable square feet of the Leased Premises, or two hundred eighty (280) spaces. Landlord agrees that, despite the phased build-out of the Leased Premises, Tenant shall be entitled to use of all of the parking spaces allocated to the Building, effective as of the Lease Commencement Date. Tenant's Permitted Parking shall be on the terms and conditions set forth in Schedule 8. Landlord reserves the right to reduce the number of parking spaces allocated to Tenant due to the adoption of any local ordinance or regulation imposing air quality/auto emissions restrictions upon employers of more then forty (40) employees.

          1.1.12 "Managing Agent" shall mean Lankford & Associates, Inc., 3100 Zinfandel Drive, Suite 160, Rancho Cordova, California 95670, or any other agent specified in writing by Landlord pursuant to the provisions for Notice in this Lease.

          1.1.13 Landlord's mailing address: 3100 Zinfandel Drive, Suite 160, Rancho Cordova, California 95670.

          1.1.14 Tenant's mailing address: Four Embarcadero Place, 2400 Geng Road, Palo Alto, California 94303-3317, with a copy to the Leased Premises.

     1.2  Schedules.  The schedules and exhibits listed below are incorporated
          ---------
into this Lease by reference unless stated to be Intentionally Deleted. The terms of schedules, exhibits and typewritten addenda, if any, attached or added hereto shall control over any inconsistent provisions in the paragraphs of this Lease.

           (a)  Schedule 1:    Description of Leased Premises and Floor Plan.
           (b)  Schedule 2:    Rules and Regulations.
           (c)  Schedule 3:    Prospect Green Business Park Common Area Charges.
           (d)  Schedule 4:    Intentionally Deleted.
           (e)  Schedule 5:    Work Letter Agreement.
           (f)  Schedule 5-A:  Construction Schedule.
           (g)  Schedule 6:    Certificate of Acceptance.
           (h)  Schedule 7:    Base Rent and Management Fee
           (i)  Schedule 8:    Parking.

2.   PREMISES.
     --------

     2.1  Lease of Premises.  In consideration of the Rent (as such term is
          -----------------
defined in Subparagraph 3.1 hereof) and the provisions of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises, subject to the terms, covenants and conditions set forth herein.

     2.2  Prior Occupancy.  Except as provided in the Work Letter Agreement
          ---------------
attached hereto as Schedule 5, Tenant shall not occupy the Leased Premises prior to the Lease Commencement Date except with the express prior written consent of Landlord. If Tenant occupies the Leased Premises (to conduct Tenant's business as opposed to occupying or entering to perform work required to make the Leased Premises ready for occupancy pursuant to Schedule 5 hereof, including testing and training procedures that may involve actual accounts but shall not be construed to be the performance of business) prior to such Date with Landlord's consent, Tenant shall pay Landlord for the period from the first (1st) day of such occupancy to the Lease Commencement Date, Base Rent in the amount of the first installment of Base Rent due and payable by Tenant. A prorated monthly installment shall be paid for the fraction of the month if Tenant's occupancy of the Leased Premises commences on any day other than the first (1st) day of the month. If Tenant shall occupy the Leased Premises prior to the Lease Commencement Date, all covenants and conditions of this Lease shall be binding on the parties commencing upon the date of such prior occupancy.

     2.3  Renewal Options.
          ---------------

          2.3.1  Grant of Options.  Landlord hereby grants to Tenant two (2)
                 ----------------
successive Renewal Options for a term of sixty (60) months each. During each such Renewal Term, all covenants and conditions applicable to the immediately preceding Lease Term or Renewal Term (as appropriate) shall apply, except as otherwise set forth herein.

          2.3.2  Exercise of Options.  As long as there does not exist an
                 -------------------
uncured Event of Default (as defined in Subparagraph 11.1 below), the Renewal Options may be exercised by Tenant's delivery to Landlord of a written notice of Tenant's intention to exercise its Renewal Option, delivered not later than six
(6) months prior to the expiration of the Lease Term or immediately preceding Renewal Term, as applicable ("Notice of Exercise"). The failure of Tenant to exercise the first Renewal Option as required by this Subparagraph 2.3.2 shall constitute Tenant's election to terminate this Lease at the end of the original Lease Term, the second Renewal Option shall terminate and be of no further force and effect, and Landlord's acceptance of any Rent (as such term is defined in Subparagraph 3.1 hereof) subsequent to the expiration of such Lease Term shall not constitute a waiver by Landlord of the requirement that Tenant timely exercise the Renewal Option in writing.

     2.4  Expansion Obligation/Accelerated Timing Option.
          -----------------------------------------------

          2.4.1 Expansion Obligation. The parties acknowledge and agree that, as
                ---------------------
of the date of execution of this Lease, Tenant has not yet completed its space plan for the entire Leased Premises. The parties have agreed that Tenant shall be entitled to build out and utilize the Leased Premises on a phased basis but shall be obligated to pay Base Rent for the entirety of the Leased Premises by the first day of the thirteenth (13th) month of the Lease Term (the "Expansion Obligation"), as follows: (i) for the first twelve months of the Lease Term, Tenant shall pay Base Rent for not less than Thirty-five Thousand (35,000) Rentable square feet of space (the "Initial Space"); and (ii) it shall pay Base Rent for the remainder of the Leased Premises (the "Secondary Space"), up to the total of Seventy Thousand Sixty-five (70,065) Rentable square feet commencing not later than the first day of the thirteenth (13th) month of the Lease Term. The Initial Space and the Secondary Space are as described more fully on
Schedule 1 attached hereto. Tenant hereby agrees that, by virtue of the Expansion Obligation, effective as of the first day of the thirteenth (13th) month of the Lease Term, the Leased Premises shall be deemed to be Seventy Thousand Sixty-five (70,065) Rentable square feet. Except for payment of Base Rent, which shall commence on the first day of the thirteenth (13th) month of the Lease Term, all terms and conditions of this Lease shall be applicable to the Secondary Space, including the Lease Expiration Date and the per square foot allowance for tenant improvements; provided that such allowance shall be paid in periodic advances at the direction of Landlord, during the course of construction of the tenant improvements for the Secondary Space (as hereinafter provided) or, if construction has not yet commenced on the first day of the thirteenth month of hte Lease Term, then such funds shall be placed in an interest-bearing escrow account designated by Landlord, with instructions that they shall be released only upon the signature of Landlord, following verification of invoices for improvements performed to or for the benefit of the Secondary Space. In the event that not all of such funds are utilized by Tenant for improvements to the Secondary Space, the excess shall be returned to Landlord, along with all interest accrued on said escrowed funds from the date of deposit to the date of withdrawl. Notwithstanding the fact that Tenant shall be responsible for construction of the tenant improvements to the Initial Space in accordance with
Schedule 5 attached, Tenant shall be responsible for constuction of the improvements to the Secondary Space but will enter into an agreement with Landlord (as a part of the Work Letter to be executed by and between the parties in connection with the build-out of such Secondary Space, as described in Subparagraph 2.4.2 below) whereby Landlord as owner of the Project shall perform such work for a fee. Such agreement with Landlord shall be on the following basic economic terms: (i) Landlord shall receive a fee of five percent (5%) (of the total cost of the work to be performed), and Landlord's general conditions shall be four percent (4%); (ii) Landlord shall competitively bid all major trades and will permit Tenant to review and approve such bids (which approval shall not be unreasonably withheld or delayed); and (iii) Tenant shall be responsible for all increases in the cost of the work caused by overruns, change orders, and other causes beyond the reasonable control of Landlord.

          2.4.2   Accelerated Timing Option. The foregoing notwithstanding,
                  -------------------------
the parties acknowledge that while the Expansion Obligation provides for Tenant's occupancy of the Secondary Space on or before the commencement of the thirteenth (13th) month of the Lease Term, Tenant shall be entitled to cause the tenant improvements to be performed and occupy such space prior to the thirteenth (13th) month (the "Accelerated Timing Option"). In the event Tenant exercises such Accelerated Timing Option, Tenant's obligation for payment of Base Rent as to such space shall not commence until the first day of the thirteenth (13th) month of the Lease Term; however, all other sums due and payable hereunder as to such space shall commence on the actual date of occupancy. The Secondary Space shall be built-out - whether by exercise of the Accelerated Timing Option or otherwise - by Tenant's delivery to Landlord of written notice pursuant to the terms hereof of Tenant's desire to commence construction of improvements for the Secondary Space. The parties shall, within a reasonable period of time, not to exceed fifteen (15) days thereafter, execute
(i) an addendum to this Lease confirming the terms and conditions upon which the Secondary Space, shall be leased to Tenant, including, without limitation, the date upon which Tenant's occupancy of such space shall commence (the "Expansion Commencement Date"), the dollar amount for Base Rent, Tenant's Square Footage and other variables affected by such expansion; and (ii) a Work Letter Agreement in the form of Schedule 5 attached, covering Leasehold Improvements to be performed in such space, which are mutually agreeable to Landlord and Tenant, and including the terms on which Landlord shall construct such improvements, as described above. The Expansion Commencement Date shall be the earlier to occur of (i) Tenant's actual conduct of business in such space, or (ii) the date of Substantial Completion of such space, as determined in accordance with the Work Letter Agreement executed by the parties in connection with such space, as provided above, but in no event later that the first day of the thirteenth
(13th) month, of the Lease Term. Tenant's obligation for payment of Base Rent for the entire Building shall begin on such date regardless of whether Substantial Completion has yet been achieved, and regardless of whether Tenant has delivered written notice of its desire to build out such space.

     2.5  Annex Expansion Option.   Concurrently with the execution of this
          ----------------------
Lease, the parties are entering into that certain Annex Expansion Option, whereby the parties have made separate arrangements for addressing the possible future expansion needs of Tenant by way of a companion building to be located on real property adjacent to the Building which is owned by Landlord. In the event of an assignment or other transfer of Landlord's interest in this Lease, or a permitted transfer of Tenant's interest in this Lease, the Annex Expansion Option shall not be transferred therewith, it being understood that the parties'
             ---
agreements thereunder are separate and distinct from this Lease. Notwithstanding the separate nature of the Annex Expansion Option, it shall be a condition of exercise of such option that the initial

Lease Term of this Lease shall and must be automatically extended to be co-terminous with the lease to be entered into by the parties for such annex building. Such extended period shall be referred to herein as the "Annex Extension Period" and shall be on the same terms and conditions as this Lease; provided that the Base Rent for such Annex Extension Period shall be increased to ninety-five percent (95%) of Fair Market Rental in accordance with the procedure for determining Fair Market Rental set forth in Subparagraph 3.3 below. Such increase shall be calculated as of that date on which the Lease Term would have expired had the Annex Expansion Option not been exercised by Tenant; provided, however, that notwithstanding such Fair Market Rental calculation, in no event shall Base Rent for such Annex Expansion Period be less than the Base Rent in effect as of the effective date of such calculation.

3.   PAYMENT OF RENT AND OPERATING COSTS.
     -----------------------------------
     3.1  Lease Term Rent.
          ---------------

          3.1.2   Base Rent.  Each monthly installment of Base Rent in the
                  ---------
amount set forth in Schedule 7 shall be payable no later than the first (1st) calendar day of each month, together with each monthly installment of Tenant's Share of Additional Operating Costs. Monthly installments for any fractional calendar month, at the beginning or end of the Lease Term or any Renewal Term, shall be prorated based on the number of days in such month. Base Rent and Tenant's Share of Additional Operating Costs, together with all other amounts payable by Tenant to Landlord under this Lease, shall be sometimes referred to collectively as "Rent."

Tenant shall pay all Rent, without deduction or set off, to Landlord or Managing Agent at a place specified by Landlord.

          3.1.3   Late Charge.  Rent not paid on or before the expiration of
                  -----------
four (4) business days following the date that such sums are due, shall be subject to a late charge until paid equal to one and one-half percent (1-1/2%) per month from such fourth (4th) business day following the date when due, until paid, but in no event greater than that rate which is permitted under applicable laws prohibiting the charging or collection of usurious interest. Tenant acknowledges that late payment of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain at this time. Accordingly, the parties agree that the foregoing late charge represents a reasonable estimate of the loss and expense to be suffered by Landlord by reason of Tenant's late payment.

     3.2  Base Rent Adjustment.  Base Rent shall be subject to adjustment as
          --------------------
provided on Schedule 7 attached.

     3.3  Renewal Term Rent.  During the first Renewal Term, the Base Rent shall
          -----------------
be ninety-five percent (95%) of the fair market rental ("Fair Market Rental") for the Leased Premises as of the end of the just expired Lease Term. During the second Renewal Term, the Base Rent shall be ninety-five percent (95%) of the Fair Market Rental for the Leased Premises as of the end of the just expired first Renewal Term.

          3.3.1   Fair Market Rental Defined.  As used herein, Fair Market
                  --------------------------
Rental shall mean the annual amount per square foot that a willing comparable entity, non-renewal, non-expiration new tenant would pay and a willing, comparable Landlord of a similar class building which is situated along the Interstate Highway 50 corridor between Watt Avenue and Sunrise Boulevard, in Sacramento County, California, would accept at arm's length, giving appropriate consideration to annual rental rate per square foot, types of escalation clauses, abatement provisions reflecting free rent and/or no rent during a lease term, brokerage commissions, if any, length of lease term, size and location of premises, building standard work letter and/or tenant improvement allowances, and other generally applicable terms and conditions of tenancy.

          3.3.2   Procedure for Determining Fair Market Rental.
                  --------------------------------------------

                  (a) The Fair Market Rental shall be determined by Landlord and Tenant within thirty (30) days after Landlord receives Tenant's Notice of Exercise. If the parties are unable to agree on such Rental, they shall select an appraiser within ten (10) days after the expiration of such thirty (30) days following the Notice of Exercise. If they are unable to select a single appraiser, each party shall select its own appraiser within ten (10) days thereafter, and the two (2) appraisers shall meet promptly and attempt to determine the Fair Market Rental. If the two (2) appraisers are able to agree, within thirty (30) days after their selection, on a Fair Market Rental that varies five percent (5%) or less (among the two (2) appraisers), their values shall be averaged to arrive at Fair Market Rental. If the two (2) appraisers are unable to agree, within thirty (30) days after their selection, on a Fair Market Rental that varies five percent (5%) or less (as among the two (2) appraisers), the two (2) appraisers shall select a third (3rd) appraiser within ten (10) days following expiration of the thirty (30) days. The third (3rd) appraiser shall in all events be a person who has not previously acted in any capacity for either Landlord or Tenant. If the two (2) appraisers are unable to agree on a third
(3rd) appraiser (or if either party should within the time specified fail to appoint its appraiser), then either party, upon written application with ten
(10) days' prior written notice to the other, may request such appointment be made by the then presiding judge of the Superior Court of the County of Sacramento acting pursuant to Code of Civil Procedure Section 1281.6.

                  (b) The determination of a majority of the appraisers shall be binding upon the parties and shall be made not later than thirty (30) days following selection of the third (3rd) appraiser. If a majority of the appraisers are unable to set the Fair Market Rental within the stipulated period of time, the three (3) appraisals shall be added together and their totals divided by three (3); the resulting quotient shall be such Rental; provided, however, if the low appraisal and/or the high appraisal are/is more than seven percent (7%) lower and/or higher than the middle appraisal, the low and/or high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Fair Market Rental. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall be the Fair Market Rental. Each party shall bear the cost of the appraisers selected by it; the expenses of the third (3rd) appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

          3.3.3   Qualifications of Appraiser.  Any person selected as an
                  ---------------------------
appraiser under this Subparagraph 3.3 shall be a member in good standing of the American Institute of Real Estate Appraisers or successor organizations and shall have had at least five (5) years experience in appraising commercial real estate similar to the Building in the same general location.

          3.3.4   Redecorating Allowance. Upon Tenant's exercise of either the
                  ----------------------
first or both of the Renewal Options, Landlord shall provide Tenant (upon each such exercise) an allowance of Five and No/100 Dollars ($5.00) per Rentable square foot of space in the Leased Premises, to be used by Tenant solely for redecorating the Leased Premises in accordance with plans and specifications subject to the prior written approval of Landlord, and, if all of such allowance is not utilized for redecorating, then the remainder may be utilized by Tenant for other improvements to the Leased Premises in accordance with plans and specifications approved by Landlord. Furthermore, as to such allowance for the first Renewal Term, if all of such allowance is not utilized, then Tenant shall be entitled to carry it forward to be applied to the second Renewal Term, should the second Renewal Option be exercised by Tenant.

     3.4  Operating Costs.  The parties acknowledge and agree that this Lease is
          ---------------
what is commonly known as a "triple net lease" or a "net, net, net lease". Throughout the entire term hereof, the Base Rent is intended to be and shall be paid to Landlord absolutely net of all impositions, taxes (except as otherwise provided herein), liens, charges, mortgages (with the exception of mortgages initiated by and securing financial obligations of Landlord), costs or expenses (with the exception of certain maintenance costs specifically provided in Subparagraph 5.1.2.1 below) of any nature whatsoever in connection with the ownership and operation of the Project. Each of the foregoing costs and charges to be paid by Tenant shall be part of Operating Costs as hereinafter defined, and shall be paid in one of three ways, as follows: (1) directly by Tenant to the supplier, vendor or provider thereof ("Tenant's Direct Costs");
(2) monthly payment from Tenant to Landlord of Tenant's Share - in this case, one hundred percent (100%) - of certain of the Additional Operating Costs, calculated by Landlord on an annual basis and billed 1/12 per month ("Monthly Additional Operating Costs"); and (3) Additional Operating Costs payable upon demand from Landlord to Tenant ("Demand Additional Operating Costs"). The Operating Costs are defined below, along with a more specific description of the manner of payment of the same, as follows:

          3.4.1   Definition.  "Operating Costs" shall mean all expenses
                  ----------
relating to the Leased Premises or the Project, including, but not limited to: real estate taxes and assessments (including debt service payments on amortizing bonds); gross rents, sales, use, business, corporation or other taxes (except net income taxes other than taxes levied or assessed in substitution for any other tax constituting an Operating Cost); any fees or charges (for example, traffic, parking or air quality mitigation, child care, low income housing, or other such fees) imposed by governmental authorities having jurisdiction over the Project; utilities; costs attributable to the Project for utilization of the common area of Prospect Green Business Park (as more fully described in Schedule

3 attached); insurance premiums and (to the extent used) deductibles for all insurance being carried by Landlord against the Project or its operation; maintenance, repairs and replacements; refurbishing and repainting; cleaning, janitorial and other services, equipment, tools, materials and supplies; air conditioning, heating and elevator service; property management fees in the amounts set forth on Schedule 7 attached; security; resurfacing and restripping of walks, drives and parking areas; signs, directories and markers; exterior cleaning of the Building; landscaping; and snow and rubbish removal. Operating Costs shall not include expenses for legal services, real estate brokerage and leasing commissions, Landlord's net income taxes, income tax accounting, interest, depreciation, general corporate overhead, or capital improvements to the Building or Project except for capital improvements installed for the purpose of reducing or controlling expenses (and, in such case, to the extent of such savings or reduction in expenses; provided, however, that Landlord's statement as to such reduction or savings shall be presumed contolling on the issue and Tenant shall have the burden of disproving such statement), or required by any governmental or other authority having jurisdiction over the Project, which shall be amortized by Landlord in accordance with Generally Accepted Accounting Principles. In computing Additional Operating Costs for purposes of Subparagraph 3.4.2 below, Landlord's estimate of Operating Costs shall be used, and for purposes of Subparagraph 3.4.3 below, Landlord's actual Operating Costs for any calendar year shall be used.

          3.4.2   Payment of Monthly Additional Operating Costs.  Tenant shall
                  ---------------------------------------------
pay, in equal monthly installments, beginning on the first day of the first month of this Lease, Tenant's Share of any Additional Operating Costs for each calendar year which falls (in whole or in part) during the Lease Term (prorated for any partial calendar year at the beginning or end of the Lease Term), in the following categories: landscaping (including utilities not billed on the same meter as the Leased Premises which shall be paid directly by Tenant as provided below), parking lot maintenance and refurbishment (including utilities not billed on the same meter as the Leased Premises, which shall be paid directly by Tenant as provided below); common area charges for Prospect Green Business Park; management fees; Project sign, directory and marker maintenance; and any other Operating Costs not paid directly by Tenant or billed separately by Landlord to Tenant in accordance with the procedures set forth below. Annually, or from time to time, based on actual and projected Operating Costs data, Landlord may adjust its estimate of Monthly Additional Operating Costs upward or downward. All monthly installments of Monthly Additional Operating Costs payable after notice to Tenant of a revised estimate of Operating Costs shall be paid in equal monthly amounts sufficient to pay in full the unpaid balance of Tenant's Share of any Monthly Additional Operating Costs by the end of the calendar year in which such adjustment is made, and thereafter Monthly Additional Operating Costs shall be paid in equal monthly amounts sufficient to pay in full Tenant's Share of any Monthly Additional Operating Costs by the end of each succeeding calendar year.

          3.4.3   Actual Operating Cost Adjustment.  As soon as possible each
                  --------------------------------
year, Landlord shall compute the actual Additional Operating Costs for the prior calendar year, and shall give notice thereof to Tenant. Within thirty (30) days after receipt of such notice, Tenant shall pay any deficiency in Tenant's Share of any Monthly Additional Operating Costs for the prior calendar year (prorated for any partial calendar year prior to or at the beginning or end of the Lease or Renewal Term). In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case Landlord shall pay to Tenant the balance of such excess within thirty (30) days thereafter.

          3.4.4   Demand Additional Operating Costs.  The parties acknowledge
                  ---------------------------------
and agree that certain Additional Operating Costs shall be periodically billed to Tenant by Landlord in addition to the Monthly Additional Operating Cost calculation, and shall be payable by Tenant upon demand, as follows:

          (i) all real property taxes and assessments (including debt service on amortizing bonds);

          (ii)  insurance premiums and deductibles (to the extent used);

          (iii) fees and other charges (such as traffic, parking or air quality mitigation charges and child care fees) imposed by governmental authorities having or asserting jurisdiction over the Project; and

          (iv) any and all taxes payable (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, fixtures and other personal property located in the Leased Premises or by the cost or value of any leasehold improvements made in or to the Leased Premises by Tenant, regardless of whether title to such improvements is in Tenant or Landlord; (b) upon or measured by the monthly Rental payable hereunder, including, without limitation, any gross receipts tax or excise tax, unless paid as an Operating Cost; (c) upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises.

Each of the foregoing shall be additional Rent hereunder and, unless this Lease provides otherwise, shall be due and payable not later than thirty (30) days after demand therefor.

          3.4.5   Tenant's Direct Operating Costs. The parties
                  -------------------------------
acknowledge and agree that, in addition to Tenant's responsibility for payment of the foregoing Additional Operating Costs, Tenant shall be responsible for directly paying to the supplier, vendor or provider thereof, certain Operating Costs (some of which are also articulated in Subparagraph 5 below, dealing with Tenant's responsibility for payment and performance of certain maintenance obligations), as follows:

          (i) janitorial services for the Leased Premises in accordance with specifications (both as to frequency and scope of service) commensurate with similar class A buildings in the same vacinity as the Building and approved by Landlord in its reasonable discretion;

          (ii) electrical, gas, water and other utility charges for provision of light, general electrical power and water supplied to the Leased Premises (including sewer and waste removal), which shall be separately metered and billed to Tenant, at Tenant's sole cost and expense;

          (iii) telephone installation and service supplied to the Leased Premises;

          (iv) routine, periodic elevator maintenance service and HVAC systems service in accordance with specifications (both as to scope and frequency) commensurate with similar Class A buildings in the vacinity of the Building, and approved by Landlord in its reasonable discretion; and

          (v) routine, periodic pest control service in accordance with specifications (both as to frequency and scope of service) commensurate with similar Class A buildings in the vacinity of the Building, and approved by Landlord in its reasonable discretion. If the foregoing costs are not timely paid by Tenant and Landlord is required to pay them, they shall be additional Rent hereunder. Should Tenant fail to provide adequate janitorial, pest control, elevator or HVAC systems services and/or timely pay for such services or those utility charges separately billed to Tenant, then, in addition to Landlord's remedies hereunder for an Event of Default by Tenant, Landlord shall have the right to assume responsibility for such costs (including the right to make arrangements for janitorial, pest control, elevator and/or HVAC systems services to the Leased Premises) and to charge Tenant for the same.

4.   IMPROVEMENTS BY LANDLORD; POSSESSION.
     ------------------------------------

     4.1  Construction Conditions.  Tenant shall construct the improvements
          -----------------------
described in the Work Letter Agreement attached hereto as Schedule 5 and
Schedule 5-B (the "Leasehold Improvements"). The expenses to be incurred as between Landlord and Tenant for construction of the Leasehold Improvements are specified in Schedule 5.

     4.2  Commencement of Possession.  If the Leased Premises are not
          --------------------------
Substantially Complete (as defined in Schedule 5 attached), by the scheduled Lease Commencement Date, subject only to items which do not materially affect the use thereof, then the Lease Commencement Date shall be extended to the date on which Substantial Completion shall have been achieved; provided, however, that in no event shall the Lease Commencement Date be extended beyond October 1, 1996. If Tenant fails to cause the Leased Premises to be ready for occupancy at the time of the scheduled Lease Commencement Date, the Lease Term shall nevertheless commence effective as of the scheduled Lease Commencement Date), and neither Landlord nor Landlord's agents, officers, employees or contractors shall be liable for any damage, loss, liability or expense caused thereby; nor shall this Lease become void or voidable unless such failure continues for more than one hundred eighty (180) days, in which case, Landlord, only, shall have the right to terminate this Lease upon twenty (20) days' prior written notice to Tenant; provided that the time for Tenant to perform shall be extended by any delay caused by Landlord and force majeure events. As soon as possible following the establishment of the Lease Commencement Date in accordance with the terms of this subparagraph 4.2, Tenant shall execute and deliver to Landlord a letter in the form attached as Schedule 6, acknowledging the Lease Commencement Date and certifying that the Leasehold Improvements have been substantially completed and that Tenant has examined and accepted the Leased Premises. Tenant hereby authorizes an officer of Tenant who receives the keys, cardkeys, or other security devices to the Leased Premises on behalf of Tenant to execute and deliver such letter in Tenant's name. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgment and certification effective as of the date of Substantial Completion, as certified by Landlord's architect, in accordance with Schedule 5 attached.

5.   PROJECT SERVICES.
     ----------------
     5.1  Project Services.  Tenant and Landlord shall furnish services to the
          ----------------
Project, as follows:

          5.1.1   Utility  Services.  Tenant shall arrange for and pay directly
                  -----------------
to the supplier thereof, all utility services to the Project, as set forth in Subparagraph 3.6 above (the "Utility Services").

          5.1.2   Maintenance  Services.
                  ---------------------

                  5.1.2.1   Landlord's Maintenance.  Landlord, at its cost,
                            ----------------------
shall be obligated to maintain, repair, and replace the following: (a) the structural parts of the Building, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring and roof; and (b) the unexposed electrical, plumbing and sewage systems (but not in the tenant improvements), including, without limitation, those portions of the systems lying outside the Building. All of the foregoing shall be at the expense of Landlord unless the need for such maintenance and/or repair is caused in part or in whole by the act, neglect fault or omission of any duty of Tenant, its agents, employees or invitees, in which case Tenant shall pay Landlord the reasonable cost of such maintenance and/or repairs, within twenty (20) days following Landlord's demand therefor. Landlord shall also maintain the parking area and the other portions of the Land, including the landscaped portions thereof; however, the cost of such maintenance shall be included by Landlord as an Operating Cost for purposes of computing Additional Operating Costs as provided in Subparagraph 3.4 above.

             5.1.2.2   Tenant's Maintenance.  Tenant, at its sole cost and
                       --------------------
expense, shall be responsible for repair, maintenance and replacement of all portions of the Leased Premises for which Landlord is not expressly obligated hereunder to maintain and repair, including, without limitation, the following:
(a) the Leasehold Improvements; (b) Tenant's personal property and signs; (c) the plate glass and windows of the Leased Premises; (d) the exposed electrical, plumbing and sewage systems of the Leased Premises (and any unexposed portions within the tenant improvements); (e) the floor covering, wall covering and interior non-structural fixtures of the Building; (f) the heating, ventilating and air conditioning equipment serving the Building (the "HVAC Equipment"); and
(g) the elevator. The parties specifically agree the Tenant shall, at its cost, engage a maintenance firm reasonably acceptable to Landlord, to perform preventative maintenance services on the HVAC Equipment and the elevator, and Landlord shall be entitled to reasonably approve the nature and extent of such maintenance services. All of the foregoing shall be at the cost and expense of Tenant unless the need for such repair and/or maintenance is caused in whole or in part by the act, neglect, fault or omission of any duty by Landlord, its agents, employees or invitees, in which case Landlord shall to Tenant the reasonable cost of the same within twenty (20) days of Landlord' approval of such costs.

                  5.1.2.3   Remedies.  Should either party fail to commence and
                  --------
diligently persue performance of the foregoing respective maintenance obligations, within twenty (20) days after notice from the other party (except for an emergency or hazardous situation, in which case the performance shall be immediate), then the other party shall be entitled to perform the same. In such case, the cost of any such performance shall be due and payable by the party failing to perform the same, within twenty (20) days following demand therefor by the other party.

          5.1.3   Project Services.  Utility Services and Maintenance Services,
                  ----------------
described above, shall be collectively referred to as "Project Services."

6.   TENANT'S COVENANTS.
     ------------------
     6.1  Use of Leased Premises.  Tenant agrees to:
          ----------------------
          6.1.1   Permitted Usage.  Use the Leased Premises for the Permitted
                  ---------------
Purpose only and for no other purposes.

          6.1.2   Compliance  With  Laws.  Comply with the pro  visions of all
                  ----------------------
recorded covenants, conditions and restrictions (including, without limitation, any applicable to the Prospect

Green Business Park, of which the Project is a part) and all building, zoning, fire and other governmental laws, ordinances, rules or regulations applicable to the Leased Premises and all requirements of the carriers of insurance covering the Project. Landlord shall provide Tenant with a copy of any notice it receives from an insurance carrier pertaining to the Leased Premises insofar as such notice sets forth an alleged failure to meet the carrier's requirements, and Tenant shall have ten (10) days thereafter to remedy any failure to so comply; provided, however, that such compliance shall not increase Tenant's insurance requirements hereunder.

          6.1.3   Nuisances or Waste.
                  ------------------
                  (a) Not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord's fire and extended coverage insurance premium, damage the Building or the Project, constitute waste, constitute an immoral purpose, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else, or use or store any toxic chemicals, wastes, elements or substances in the Leased Premises, unless such toxic chemicals, waste, elements or substances are used or stored in full compliance with any local, state or federal laws, ordinances, rules and regulations presently in effect or hereafter enacted pertaining to such use or storage and then only if used or stored in connection with Tenant's ordinary and usual business operations (that is, for example, white-out correction fluid and photocopy toner). This Subparagraph 6.1.3. is in addition to those provisions set forth in Subparagraph 13.13 below.

                  (b) Tenant further agrees to defend, indemnify and hold harmless Landlord, or any partner, officer or director of Landlord, against any and all claims, demands, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and expenses, expert witness fees and post-judgment collection costs) which Landlord may sustain at any time as a result of, arising out of, or in any way connected with a breach of Subparagraph 6.1.3(a). Additionally, Tenant agrees to cease the activity which amounts to such breach immediately upon receipt of written notice from Landlord or any regulatory or governmental agency that, such activity is in violation of any governmental laws, ordinances, regulations or rules. Tenant shall give notice to Landlord of any hazardous substances that come to be located on the Leased Premises pursuant to Health & Safety Code section 25359.7.

          6.1.4   Alterations and Improvements.  Make no alterations or
                  ----------------------------
improvements to the Leased Premises the cost of which exceeds Fifteen Thousand and No/100 Dollars ($15,000) or, notwithstanding the cost, the effect of which is to modify the lobby or the existing mechanical, electrical and/or structural systems of the Building, without the prior written approval of Landlord; and make no alterations or improvements the cost of which is less than Fifteen Thousand and No/100 Dollars ($15,000) without prior notice to Landlord specifying the nature of such improvements. The foregoing right to make certain alterations without Landlord's prior consent shall be subject to the terms and conditions of the documents evidencing and securing the mortgage liens, if any, against the Project. In the event of any such conflict, Landlord shall prompty notify Tenant in accordance with the terms hereof. Any such alterations or improvements by Tenant shall be done in a good and workmanlike manner, at Tenant's expense, by a licensed contractor reasonably approved by Landlord in conformity with plans and specifications reviewed by Landlord. Tenant shall obtain all necessary governmental approvals and permits. On any alterations or improvements requiring Landlord's prior written approval, at Landlord's option, Tenant shall contract with Landlord for the construction of such alterations or improvements, but only if Landlord's price for such work is the lowest of the qualified written bids submitted to Tenant in a competitive bid process. In the case of any alterations, whether or not Landlord's approval is required hereunder, Tenant shall give Landlord no less than ten (10) business days' notice prior to commencement of construction of any kind so that Landlord may post a notice of nonresponsibility on the Leased Premises.

          6.1.5   Liens.  Keep the Leased Premises, the Building and the Project
                  -----
free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If requested by Landlord, Tenant shall post a bond or other security reasonably satisfactory to Landlord to protect Landlord against such liens. If, at any time, a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within sixty (60) days from the date it is filed, Tenant agrees to post a bond in at least the amount prescribed by applicable California statute then in effect as security for the lien being discharged.

          6.1.6   Rules and Regulations.  Observe, perform and abide by all the
                  ---------------------
rules and regulations promulgated by Landlord from time to time on a reasonable basis for the benefit of the Project and its tenants, including any such rules and regulations with overall applicability to Prospect Green Business Park.
Schedule 2 sets forth Landlord's rules and regulations in effect on the date hereof.

          6.1.7   Signage.  Obtain the prior approval of the Landlord before
                  -------
placing any sign or symbol in doors or windows or elsewhere in or about the Leased Premises, or upon any other part of the Building or Project, including building directories. The parties acknowledge and agree that Tenant shall have the right to install exterior signage on the Building, so long as the location and specifications (style, materials, etc.) of such signage have received the prior written approval of Landlord and the County of Sacramento. Any signs or symbols which have been placed without Landlord's approval may be removed by Landlord. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired by Tenant, or such removal and repair may be done by Landlord and the cost charged to Tenant as Rent.

     6.2  Insurance.
          ---------

          6.2.1   Insurance Obtained by Tenant.  Tenant shall, at its own
                  ----------------------------
expense, procure and maintain during the Lease Term commercial general liability insurance with respect to the Leased Premises and Tenant's activities in the Leased Premises and in the

Project, providing bodily injury, broad form property damage with a maximum One Thousand Dollar ($1,000.00) deductible, unless otherwise approved by Landlord, as follows:

                  (a) One Million Dollars ($1,000,000) with respect to bodily injury or death to any one (1) person;

                  (b) Three Million Dollars ($3,000,000) with respect to bodily injury or death arising out of any one (1) occurrence;

                  (c) One Million Dollars ($1,000,000) with respect to property damage or other loss arising out of any one (1) occurrence;

                  (d) Fire and extended casualty insurance covering Tenant's trade fixtures, merchandise and other personal property in an amount not less than one hundred percent (100%) of their actual replacement cost or highest insurable value;

                  (e) Workers' compensation insurance in at least the statutory amounts; and

                  (f) Business interruption insurance equal to all Rent and other sums due hereunder for a period of not less than twelve (12) months. Should Tenant be unable to procure such business interruption insurance at a resonable cost, then Landlord shall be entitled to procure comparable coverage and include the cost thereof as an Operating Cost.

          6.2.2   Coverage Increase.  Not more frequently than each three (3)
                  -----------------
years if, in the reasonable business judgment of Landlord, the amount of public liability and property damage insurance coverage maintained by Tenant is at that time not adequate, Tenant shall increase the insurance coverage to an amount which is determined to be adequate by Landlord in the exercise of reasonable business judgment.

          6.2.3   Blanket Policy. Nothing in this Subparagraph 6.2 shall prevent
                  --------------
Tenant from obtaining insurance of the kind and in the amounts provided for under this Paragraph under a blanket insurance policy covering other properties as well as the Leased Premises; provided, however, that any such policy of blanket insurance (i) shall specify the amounts of the total insurance allocated to the Leased Premises, which amounts shall not be less than the amounts required by Subparagraphs 6.2.1(a) through (c) hereof, and (ii) such amounts so specified shall be sufficient to prevent any one of the insureds from becoming a co-insurer within the terms of the applicable policy, and (iii) shall, as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of the Paragraph.

          6.2.4   Acceptable Insurance.  Tenant's insurance shall be with a
                  --------------------
Best's Insurance Reports A+ rated company (or A rated if Class XIII or larger). Landlord and Landlord's mortgagee, if any, shall be named as "additional insureds" under Tenant's general liability insurance (except as to the insurance required by Subparagraph 6.2.1(d) above), and such Tenant's insurance shall be primary and noncontributing with Landlord's insurance. Tenant's insurance policies shall contain endorsements requiring thirty (30) days' notice to Landlord and Landlord's mortgagee, if any, prior to any cancellation, lapse or nonrenewal or any reduction in amount of coverage.

          6.2.5   Evidence of Insurance.  Tenant shall deliver to Landlord, as a
                  ---------------------
condition precedent to its taking occupancy of the

Leased Premises, a certificate or certificates evidencing such insurance.

     6.3  Repairs.  Subject to the obligation of Landlord to provide certain
          -------
Maintenance Services as provided in Subparagraph 5.1.2.1 above, Tenant, at its sole expense, agrees to maintain the interior of the Leased Premises in a neat, clean and sanitary condition. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for thirty (30) days after receipt of written notice from Landlord, or if such failure results in a nuisance or health or safety risk, Landlord may perform any such required maintenance and repairs and the cost thereof shall be payable by Tenant as Rent within ten (10) business days of receipt of an invoice from Landlord. Tenant shall also pay to Landlord the costs of any repair to the Leased Premises, Building or Project necessitated by any act or neglect of Tenant. Tenant waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California and any other statutes or laws permitting repairs by a tenant at the expense of a landlord or termination of a lease by reason of the condition of the Leased Premises.

     6.4  Assignment and Subletting.
          -------------------------

          6.4.1   Landlord's Consent Required.  Tenant shall not assign,
                  ---------------------------
mortgage, pledge or encumber this Lease, or permit all or any part of the Leased Premises to be subleased to another, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any transfer of this Lease by merger, consolidation, reorganization or liquidation of Tenant, or by operation of law, or change in the ownership of or power to vote the majority of the outstanding voting stock of a corporate Tenant, or by change in ownership of a controlling partnership interest in a partnership Tenant, shall constitute an assignment for purposes of this Paragraph.

          6.4.2   Basis for Withholding Consent.  Landlord agrees that it will
                  -----------------------------
not unreasonably withhold its consent to Tenant's assigning this Lease or subletting the Leased Premises. In addition to other reasonable bases, Tenant hereby agrees that Landlord shall be deemed to be reasonable in withholding its consent if (a) the proposed assignment or sublease is for a rental rate less than seventy-five percent (75%) of the then current Fair Market Rental (as defined in Subparagraph 3.3.1 hereof); or (b) for the first four (4) years of the term, the proposed assignment or sublease is to any party who is then a tenant of the Building or the Project, and thereafter only if Landlord has comparable area available at that time, at a rental rate not less than seventy-five percent (75%) of the then current Fair Market Rental; or (c) the proposed sublease or assignment results in more than five (5) tenants in the Leased Premises; or (d) there exists an Event of Default (as defined in Subparagraph
11.1 below) at the time of request for consent or on the effective date of such subletting or assigning; or (e) the proposed subtenant or assignee is, in Landlord's good faith judgment, incompatible with other tenants in the Building, or seeks to use any portion of the Leased Premises for a use not consistent with other uses in the Building, or is financially incapable of assuming the obligations of this Lease (notwithstanding the fact that the Tenant as primary obligee is not released). Tenant shall submit to Landlord the name of a proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's or assignee's business, and such information as to the assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require. Landlord may also consider the amount of square feet of the Leased Premises proposed to be subleased and the number of employees the subtenant anticipates it will utilize the subleased premises.

          6.4.3   No Release of Obligations.  No subletting or assignment, even
                  -------------------------
with the consent of Landlord, shall relieve Tenant of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

          6.4.5   Recapture.  As material consideration for the execution of
                  ---------
this Lease by Landlord, Tenant hereby agrees that whenever it delivers notice to Landlord that it desires approval of a sublease or assignment, Landlord shall have the right to review the terms and conditions of such proposed sublease or assignment and, should the proposed assignment or sublease be for the remaining Lease Term or the remainder of any Renewal Term then in effect, then Landlord shall have a right for a period of fifteen (15) business days, to cancel this Lease as to the portion of the Leased Premises to be assigned or subleased, and enter into a direct Lease with any prospective sublessee or assignee. Such fifteen (15) day period shall commence upon Tenant's delivery to Landlord of written notice of the terms of the proposed assignment or sublease and financial statements for the proposed assignee or sublessee. If Landlord exercises its right to cancel this Lease, Tenant shall surrender possession of all, or the applicable portion, of the Leased Premises which is the subject of this right to cancel, as the case may be, not later than the date on which the proposed sublease or assignment term would commence. If this lease is cancelled as to a portion of the Premises only, the Rent after the date of cancellation shall be reduced proportionately on a square footage basis.

          6.4.6   Proceeds of Sublease or Assignment.  One-half ( 1/2) of any
                  ----------------------------------
proceeds (net of any costs incurred by Tenant in subletting to subtenant) in excess of Base Rent and Tenant's Share of Additional Operating Costs which is received by Tenant pursuant to an assignment or subletting consented to by Landlord shall be remitted to Landlord as extra Rent within ten (10) days of receipt by Tenant net of any costs Tenant incurs in subletting space. For purposes of this Paragraph, all money or value in whatever form received by Tenant from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting.

     6.5  Estoppel Certificate.  From time to time and within ten (10) days
          --------------------
after request by Landlord, Tenant shall execute and deliver a certificate to any proposed lender or purchaser, or to Landlord, certifying, with any appropriate exceptions, (a) that this Lease is in full force and effect without modification except as noted, (b) the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord (and not returned to Tenant), (c) the nature and kind of concessions, rental or otherwise, if any, which Tenant has received or is entitled to receive, (d) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease as of such date, and (e) any other fact reasonably requested by Landlord or such proposed lender or purchaser. Should Tenant fail to deliver such estoppel certificate within such ten (10)-day period, then (i) the truth of the statements in the document submitted to Tenant for execution shall be conclusively presumed, and (ii) Landlord shall have the right, at its option, to immediately declare an Event of Default and pursue all remedies provided under Subparagraph 11.2 below.

     6.6  Brokerage Commissions.  Each of Tenant and Landlord represents to the
          ---------------------
other that no broker or agent other than CB Commercial was instrumental in procuring or negotiating or consummating this Lease, and each party agrees to defend and indemnify the other party against any loss, expense or liability incurred by the other party as a result of a claim by any broker or finder claiming representation of the indemnifying party in connection with this Lease or its negotiation.

7.   LANDLORD'S RESERVED RIGHTS.
     --------------------------

     7.1  Additional Rights Reserved to Landlord.  Without notice and without
          --------------------------------------
liability to Tenant, or without effecting an eviction or disturbance of Tenant's use or possession, Landlord shall have the right to (a) grant utility easements or other easements in, or replant, subdivide or make other changes in the legal status of the land underlying the Leased Premises, the Building or the Project as Landlord shall deem appropriate in its sole discretion; provided such changes do not materially interfere with Tenant's use of the Leased Premises for the Permitted Purpose;
(b) enter the Leased Premises at reasonable times following twenty-four (24) hours' prior notice to Tenant (or such shorter period as is reasonable under the circumstances, giving Tenant sufficient opportunity to arrange for a representative of Tenant to accompany Landlord), and at any time in the event of an emergency, to inspect, alter or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, reletting, sale or improvement of the Leased Premises or the Building; (c) add to or take away from the Project any building or portion thereof, in which event Total Square Footage of the Building shall be adjusted accordingly; (d) install and maintain signs on and in the Building and the Project; and (e) make such rules and regulations as, in the reasonable judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the Project and the preservation of good order therein.

8.   CASUALTY AND UNTENANTABILITY.
     ----------------------------

     8.1  Destruction Due To Risk Covered By Insurance.  If the Leased Premises
          --------------------------------------------
are made wholly or partially untenantable by a risk covered by insurance, and the Leased Premises can, in the reasonable judgment of Landlord, be restored within two hundred forty (240) days after the date of destruction, Landlord shall restore the Leased Premises to substantially the same condition as they were prior to the destruction; provided that Tenant shall assign to Landlord all insurance proceeds applicable to personal property and/or improvements for which Landlord shall have such restoration responsibility.

     8.2  Destruction Due To Risk Not Covered By Insurance. If the Leased
          ------------------------------------------------
Premises are made partially (meaning for purposes of this Subparagraph 8.2, at least ten percent (10%) of the replacement cost of the Building, as determined by Landlord in its reasonable discretion) or wholly untenantable by a risk not covered by insurance, Landlord shall have the election to either restore the Leased Premises or terminate this Lease, effective as of the date of such destruction. Such termination shall be made by Landlord's delivery to Tenant, within sixty (60) days following the destruction, of notice of Landlord's election to so terminate. Should Landlord elect to restore the Leased Premises, Tenant shall assign to Landlord all insurance proceeds, if any, covering Tenant's tenant improvements and personal property carried by Tenant under Subparagraph 6.2.1 above, to the extent that Landlord shall be undertaking restoration of the same. Tenant waives the provisions of Section 1932 of the Civil Code of the State of California and any other statute or law permitting Tenant to terminate this Lease in the event of casualty to the Leased Premises. In the event of a damage or destruction as to which the Leased Premises are not partially or wholly untenantable - that is, the damage is less than ten percent (10%) of the replacement cost of the Building - then Landlord shall be obligated to restore the Leased Premises. In any event that Landlord undertakes restoration under this Subparagraph 8.2, whether by election or by requirement hereunder, then Tenant shall be responsible for payment of one hundred percent (100%) of all costs incurred by Landlord in connection with such restoration (including, without limitation, all financing costs), until such time as the amount incurred by Landlord is equal to ten percent (10%) of the replacement cost of the Building, after which Landlord shall be responsible for payment of all additional costs. All such amounts payable by Tenant shall be amortized by Landlord and reimbursed by Tenant to Landlord over the shorter of (i) the useful life of such restored improvements, or (ii) the remainder of the Lease Term or Renewal Term then in effect.

     8.3  Termination by Tenant.  If the Landlord does not terminate this Lease
          ---------------------
as provided above, and Landlord fails within two hundred forty (240) days from the date of such casualty, to restore the damaged areas, thereby eliminating substantial interference with Tenant's use and occupancy of the Leased Premises, Tenant may notify Landlord of its intention to terminate this Lease, and Tenant shall have the right to so terminate as of the end of the aforementioned two hundred forty (240) day period.

     8.4  Rent; Prorations.  In the event of termination of this Lease pursuant
          ----------------
to the immediately preceding Paragraph, Rent shall be prorated on a per diem basis and paid to the date of the casualty, unless the Leased Premises shall be tenantable, in which case Rent shall be payable to the date of the Lease termination and if only partly tenantable, Tenant shall receive abatement to the extent that portion is untenantable, commencing on the date of the casualty. If the Leased Premises are wholly untenantable and this Lease is not terminated, Rent shall abate on a per diem basis from the date of the casualty until the Leased Premises are ready for occupancy by Tenant. If part of the Leased Premises are untenantable, and this Lease is not terminated, then as of the date of the casualty, Rent shall be prorated on a per diem basis and partially abated in accordance with the part of the Leased Premises which is usable by Tenant until the damaged part is ready for Tenant's occupancy. Notwithstanding the foregoing, if any damage was proximately caused by an act or omission of Tenant, its employees, agents, contractors, licensees or invitees, then, in such event, Tenant agrees that (i) Rent shall not abate or be diminished during the term of this Lease; (ii) Tenant shall have no right to terminate this Lease in any case; and (iii) Tenant shall reimburse Landlord the full cost of any repair and restoration, such sums to be Additional Rent hereunder. Furthermore, in no case shall Landlord have any obligation to repair and/or restore any improvements, alterations or additions made by or on behalf of Tenant which are not improvements paid for by Landlord pursuant to any work letter agreement entered into by the parties pursuant to this Lease.

     8.5  Damage Near The End of The Lease Term.  Notwithstanding anything to
          -------------------------------------
the contrary, Landlord shall have no obligation to undertake any restoration
(i)during the next to last year of the Lease Term or any Renewal Term, as to any destruction, the cost of restoration of which is greater than twenty percent (20%) of the value of the Leased Premises; or (ii) during the last year of the Lease Term, as to any destruction, regardless of the cost of restoration, unless and until Tenant has agreed to extend the Lease

Term or Renewal Tterm then in effect, for an additional period of three (3) years, on terms reasonably acceptable to both parties.

9.   CONDEMNATION.
     ------------

     9.1  Rent Abatement.  If all or any part of the Leased Premises shall be
          --------------
taken under power of eminent domain or sold under imminent threat to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority. In such event Base Rent and Tenant's Share of Additional Operating Costs shall abate in the ratio that the portion of Tenant's Square Footage taken or sold bears to Tenant's Square Footage.

     9.2  Lease Termination.  If a partial taking or sale of the Leased
          -----------------
Premises, the Building or the Project (a) substantially reduces the Tenant's Square Footage, resulting in an inability of Tenant to reasonably use the Leased Premises for the Permitted Purpose, or (b) renders the Building or the Project commercially unviable to Landlord, in Landlord's sole opinion, either Tenant in the case of (a), or Landlord in the case of (b), may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives written notice of the portion to be taken or sold. Such termination shall be effective one hundred eighty (180) days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except for any amounts awarded or paid specifically to Tenant by the acquiring agency for removal and reinstallation of Tenant's trade fixtures and personal property, Tenant's moving costs or Tenant's goodwill.

10.  INDEMNITY, SUBROGATION AND WAIVER.
     ---------------------------------

     10.1   Indemnity.  Tenant agrees to defend, indemnify and save harmless
            ---------
Landlord against and from any and all claims, demands, actions, damages, liability and expense in connection with or for loss of or damage to property or injury or death to any person from any cause whatsoever while in, upon or about the Leased Premises, or from any such claim, demand or the like arising from or out of any occurrence in, upon or at the Leased Premises, by or on behalf of any person, firm or corporation arising from Tenant's use of the Leased Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, in or about the Leased Premises, and Tenant shall further defend, indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on Tenant's part in the performance of any covenant or agreement on Tenant's part to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or arising from any such claim or action or proceeding brought thereon; and in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, upon or about the Leased Premises, the Building or the Project from any source and to whomever belonging, and Tenant hereby waives all claims in respect thereof against

Landlord, except to the extent such damage is caused by Landlord's gross negligence or willful misconduct. The foregoing waiver shall inure only to the benefit of Landlord and its agents, and the exception to such waiver for Landlord's gross negligence or willful misconduct shall inure only to the benefit of Tenant and its agents and to no other party.

     10.2   Waiver of Subrogation.  Tenant and Landlord release each other and
            ---------------------
waive any right of recovery against each other for any claims for loss or damage to any person or the Leased Premises, which occurs on or about the Leased Premises, the Building or the Project, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise, if such loss or damage is insured against under insurance policy carried by the releasing party and in force at the time of such loss or damage, and to the extent of the proceeds received from such policy. Tenant and Landlord agree that all liability and extended casualty policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses. The provisions of this Subparagraph
10.2 shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration.

     10.3   Limitation of Landlord's Liability.  The obligations of Landlord
            ----------------------------------
under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees, or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Leased Premises and to no other assets of Landlord, for satisfaction of any liability in respect of this

Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits, except and only to the extent of any amounts recovered by Landlord from third parties which is directly attributed to and designated as compensation for such consequential damages or lost profits of Tenant, which amounts shall also be limited to Landlord's interest in the Leased Premises.

11.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES.
     ----------------------------------------

     11.1   Tenant's Default.  It shall be an "Event of Default" if Tenant shall
            ----------------
(a) fail to pay any monthly installment of Base Rent or of Tenant's Share of Additional Operating Costs, or any other sum payable by Tenant to Landlord hereunder, on or before the third (3rd) business day following the effective date of written notice from Landlord to Tenant that any such monthly installment of Base Rent or of Tenant's Share of Additional Operating Costs, or any other sum has not been received when due; (b) violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord except that if within the thirty (30) day period Tenant commences and thereafter proceeds diligently to remedy the violation or failure, Tenant shall not be in default hereunder; provided, however, that in no event shall such remedy extend beyond sixty (60) days from the effective date of such notice from Landlord to

Tenant of such violation or failure; (c) make a general assignment for the benefit of its creditors or file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (d) have a proceeding filed against Tenant seeking any relief mentioned in (c) above which is not discharged within ninety (90) days thereafter; (e) have a trustee, receiver or liquidator appointed for Tenant or a substantial part of its property; (f) abandon or vacate the Leased Premises for more than six (6) consecutive months; or (g) default under any other space lease within the Building or Project.

     11.2   Remedies on Default.  Landlord shall have the following remedies if
            -------------------
Tenant commits an Event of Default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

            11.2.1    Continue Lease.  Landlord may continue this Lease in full
                      --------------
force and effect. In such case, the Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in Default, Landlord can enter the Leased Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Leased Premises including, without limitation, broker's commissions, expenses of remodeling the Leased Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the date the Rent is due, less the Rent Landlord receives from any reletting.

No act by Landlord allowed by this Paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's Default and for as long as Landlord does not terminate Tenant's right to possession of the Leased Premises, if Tenant obtains Landlord's consent Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

            11.2.2    Terminate Lease.  Landlord can terminate Tenant's right to
                      ---------------
possession of the Leased Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Leased Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

                      (a) The worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease;

                      (b) The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

                      (c) The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

                      (d) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's Default, including, without limitation, any unamortized brokerage commissions attributable to this Lease, or any unamortized costs of tenant improvements as set forth on Schedule 5 attached hereto.

          "The worth, at the time of the award," as used in Subparagraph (a) and
(b) of this Subparagraph 11.2.2 is to be computed by allowing interest at the maximum rate allowed by applicable usury law at that time. "The worth, at the time of the award," as referred to in Subparagraph (c) of this Subparagraph
11.2.2 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

            11.2.3    Receiver.  Landlord shall have the right to have a
                      --------
receiver appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

            11.2.4    Cost of Reletting Premises.  In the event of Tenant's
                      --------------------------
Default and Landlord's reentering of the Premises, Tenant agrees to pay to Landlord, as an additional item of damages, the cost of repairs, alterations, redecorating (according to standards commensurate with those contemplated by this Lease), lease commissions and Landlord's other expenses incurred in reletting the Leased Premises to a new tenant, but not to be duplicative of costs previously incurred by Landlord in connection with this Lease and fully amortized during the Term hereof.

            11.2.5    Waiver.  Tenant hereby waives any right of redemption or
                      ------
relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any Default by Tenant hereunder.

12.  TERMINATION.
     -----------

     12.1   Surrender of Leased Premises.  On expiration of this Lease, if no
            ----------------------------
Event of Default exists, Tenant shall surrender the Leased Premises in the same condition as when the Lease Term commenced, ordinary wear and tear excepted. Except for furnishings, trade fixtures and other personal property installed at Tenant's expense, all alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property and at the expiration or earlier termination of the Lease or any Renewal Term shall remain on the Leased Premises without compensation to Tenant; provided that, if Landlord requests in writing at the time permission is given for the alteration, addition or improvement, Tenant shall, at its expense and without delay, remove any alterations, additions or improvements, that are made to the Leased Premises by Tenant and designated by Landlord to be removed, and repair any damage to the Leased Premises or the Building caused by such removal. If Tenant fails to repair the Leased Premises, Landlord may complete such repairs and Tenant shall reimburse Landlord for such repair and restoration. If Tenant fails to remove such property as required under this Lease, Landlord may dispose of such property in its sole discretion without any liability to Tenant, and further may charge the cost of any such disposition to Tenant.

     12.2   Hold Over Tenancy.  If Tenant shall hold over after the Lease
            -----------------
Expiration Date or at the end of any Renewal Term, Tenant shall be deemed, at Landlord's option, to occupy the Leased Premises as a tenant from month to month, which tenancy may be terminated by one (1) month's written notice.
During such tenancy, Tenant agrees to pay Landlord, monthly in advance, an amount equal to one hundred twenty-five percent (125%) of all Rent which would become due (based on Base Rent and Tenant's Share of Additional Operating Costs payable for the last month of the Lease Term or Renewal Term as applicable, together with all other amounts payable by Tenant to Landlord under this Lease), and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets the Leased Premises or any portion thereof to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant all costs and expenses, reasonable attorneys' fees, post-judgment collection costs, damages (including any reasonable relocation costs or other damages occasioned to such new tenant and asserted against Landlord) and loss of profits incurred by Landlord as a result of Tenant's failure to deliver possession of the Leased Premises to Landlord when required under this Lease, together with any other remedies provided to Landlord hereunder. If Tenant is holding over with Landlord's consent, then Landlord shall give Tenant sixty (60) days' prior written notice of Landlord's intention to terminate such permissible holdover, and the foregoing costs and damages recoverable by Landlord for Tenant's failure to timely vacate, shall commence on the date specified in such sixty (60) day notice.

13.  MISCELLANEOUS.
     -------------

     13.1   Quiet Enjoyment.  Subject to the rights of Landlord to enter into
            ---------------
the Leased Premises as provided in Subparagraph 7.1 hereof, if and so long as Tenant pays all Rent and timely keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance by Landlord.

     13.2   Accord and Satisfaction.  No receipt and retention by Landlord of
            -----------------------
any payment tendered by Tenant in connection with this Lease shall constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may reasonably determine, at its sole option.

     13.3   Severability.  The parties intend this Lease to be legally valid and
            ------------
enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be stricken from this Lease to the extent unenforceable, the same shall be as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.

     13.4   Subordination  and  Attornment.  Tenant agrees, upon request of
            ------------------------------
Landlord, to subordinate this Lease and Tenant's rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any conditions, renewals, extensions or replacements thereof ("Superior Instruments"), now or hereafter placed, charged or enforced against any interest of Landlord in this Lease, in the leasehold estate thereby created or in the Leased Premises or the Building or the Project, together with any improvements included therein. If requested in writing by Landlord or any mortgagee, beneficiary or ground lessor of Landlord, Tenant agrees to execute a subordination agreement required to effect the provisions of this Paragraph; provided such party acquires and accepts the Leased Premises subject to this Lease and that, so long as Tenant is not in default under this Lease, the rights of Tenant hereunder shall not be disturbed by reason of the terms of such Superior Instrument, and that such party executes a written non-disturbance agreement to such effect. If Tenant fails to execute and deliver any such documents or instruments within ten (10) business days following request therefor by Landlord, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

          In the event of any transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee or the foreclosure of any Superior Instrument, or sale of the Property pursuant to any Superior Instrument, Tenant shall attorn to such purchaser, transferee or lessor and recognize such party as landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale, termination of Landlord's interest, or transfer.

     13.5   Applicable Law/Construction.  This Lease shall be construed
            ---------------------------
according to the laws of the State of California and the provisions hereof shall be construed in accordance with their fair meaning. Each of the parties has agreed to the use of the particular language hereof (and in all attached Schedules), and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman. The subject captions have been inserted for convenience only and shall not be used to alter or interpret the content of this Lease.

     13.6   Binding Effect.  The covenants, conditions, warranties and
            --------------
agreements contained in this Lease shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     13.7   Time.  Time is of the essence of this Lease.
            ----

     13.8   Entire Agreement.  This Lease and the schedules attached set forth
            ----------------
all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises, the Building and the Project, and there are no representations, either oral or written between the parties other than those in this Lease. This Lease shall not be amended or modified except in a writing signed by both parties. Failure to exercise any right in one or more instance shall not be construed as a waiver of the right to strict performance or as an amendment to or modification of this Lease.

     13.9   Notices.  All notices pursuant to this Lease shall be in writing and
            -------
shall be effective on the earlier to occur of actual receipt or if mailed, three
(3) days after posting at a United States Post Office, when mailed by certified mail or overnight mail, delivered (a) to Landlord or Tenant at the address designated in Subparagraph 1.1 with a copy to the Managing Agent, or (b) to such other address as may hereafter be designated by either party by written notice.

     13.10  Force Majeure.  Except as otherwise provided in this Lease, the
            -------------
obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed hereunder shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay (as defined below), (a) is unable to fulfill any of its obligations under this Lease, or (b) is delayed in providing any service, equipment or fixtures expressly or impliedly to be provided, or (c) is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. Landlord, however, shall not be obligated to pay overtime labor rates.

          "Unavoidable delay" shall mean any and all delay beyond Landlord's reasonable control, including without limitation, delays caused by Tenant; governmental restrictions, regulations, controls, preemptions or delays; orders of civil, military or naval authorities; strikes, labor disputes, lock-outs, shortages of labor or materials or reasonable substitutes therefor;

Acts of God; fire, earthquake, floods, explosions or other casualties; extreme weather conditions or other actions of the elements; enemy action, civil commotion, riot or insurrection.

     13.11  Attorneys' Fees; Prejudgment Interest.  If the services of an
            -------------------------------------
attorney are required by any party to secure the performance hereof or otherwise upon the breach or Default of another party to this Lease, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Lease, the prevailing party shall be entitled to reasonable attorneys' fees, costs, expert witnesses fees, post-judgment collection costs, and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Lease or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

     13.12  Authority.  Tenant warrants and represents that it has full
            ---------
authority to enter into this Lease; that this Lease constitutes a binding obligation on behalf of Tenant, and that the individual signing on behalf of Tenant is duly authorized to bind Tenant hereto.

     13.13  Hazardous Materials.
            -------------------

            13.13.1   Landlord's Representations and Warranties.  Landlord
                      -----------------------------------------
hereby warrants and represents to Tenant that Landlord has no knowledge of the presence within the Leased Premises, the Building, or the Project, of any asbestos, polychlorinated biphenyls or other hazardous substances. (As used in this Section 13.13, the term "hazardous substances" shall mean those substances included within the definition of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under applicable local, state or federal law (the "Environmental Laws") or which are now regulated under the Environmental Laws, including, without limitation, asbestos. Landlord hereby agrees to indemnify and hold Tenant harmless from and against any claims, demands, actions, liabilities and expenses incurred by Tenant as a direct result of Landlord's willful breach of the foregoing representation and warranty.

            13.13.2   Hazardous Substances Prohibited.  Landlord and Tenant (in
                      -------------------------------
addition to the provisions of Subparagraph 6.1.3 above) each agrees that it shall not, under any circumstances, cause or permit any hazardous substance to be used, released, discharged, disposed of, handled, possessed or stored within the Building, or any part or parts thereof, on the Project. The foregoing covenant shall not apply to the use, handling, possession or storage of ordinary office products such as, for example, "white-out" correction fluid and photocopier toner (the "Permitted Products"), so long as such products are used, handled, possessed, stored and disposed of in accordance with Environmental Laws.

            13.13.3   Notice.  In the event that either Landlord or Tenant
                      ------
discovers or is informed that a hazardous substance (other than the Permitted Products) exists in the Leased Premises, in the Building, or any part or parts thereof or in the Project, it shall immediately notify the other in writing of such discovery or information.

     13.14  Building Directory.  Landlord shall list the Tenant's name and the
            ------------------
designated names of the officers and personnel of Tenant on the Building directory at Landlord's sole cost and expense.

     13.15  Parties' Approvals.  Except as otherwise herein expressly provided,
            ------------------
whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval.

     13.16  Deviation From Project Rules and Regulations.  Notwithstanding the
            --------------------------------------------
Rules and Regulations attached hereto as Schedule 2, the parties agree as follows:

            13.16.1 Tenant anticipates that it shall install a special security system for the Leased Premises. The parties shall coordinate the access under such system and Landlord's rights hereunder to enter into the Leased Premises in the event of after-hours and/or emergency access requirements.

            13.16.2 Landlord and Tenant shall address Tenant's need for special electrical systems during the process of approval of the Leasehold Improvements provided by Schedule 5 attached.

            13.16.3 Tenant's preliminary plans for the Leased Premises include an emergency generator and a diesel storage tank, each of which is hereby approved by Landlord subject to Tenant's obtaining all necessary governmental permits and approvals, and subject to Landlord's approval of the final placement/location of the same.

          SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR LEASE, AND IT IS NOT EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.

          This Lease is executed as of the 21st day of June, 1996.



                                 LANDLORD:

                                 PROSPECT GREEN PARTNERS, a
                                 California Joint Venture

                                 By: L&T PROSPECT PARTNERS, L.P., a
                                     California limited partnership,
                                     Managing Venturer

                                     By: LANKFORD & ASSOCIATES, INC.,
                                         a Colorado corporation,
                                         General Partner


                                     By: /s/ David S. Taylor
                                         ---------------------------
                                     David S. Taylor,
                                     Executive Vice President


                                 TENANT:

                                 E*TRADE GROUP, INC.,
                                 a California corporation


                                 By: /s/ Kathy Levinson
                                     ----------------------------
                                     Kathy Levinson,
                                     Senior Vice President


                                 By: /s/ Stephens Richards
                                     --------------------------------
                                     Stephens Richards,
                                     Senior Vice President and
                                     Chief Financial Office


Where Tenant is a corporation, this Lease shall be signed by a President or Vice President and Secretary or Assistant Secretary of Tenant. Any other signatories shall require a certified corporate resolution.

                                   SCHEDULE 1


                   DESCRIPTION OF THE PREMISES AND FLOOR PLAN
                   ------------------------------------------



         The Leased Premises is the entire Building, the floor plans for which are as shown on the drawing attached hereto as a part of Schedule 1; however, for purposes of calculating Base Rent, the Leased Premises shall initially consist of the areas shown as Areas 1A, 1B and 2 on the drawing attached hereto, the Rentable square footage of which shall be calculated as provided in Subparagraph 1.1 of this Lease. The foregoing calculation notwithstanding, the initial square footage for purposes of determining Base Rent shall be not less than thirty-five thousand (35,000) Rentable square feet. Effective as of the thirteenth (13th) month of the Lease Term, for purposes of determining Base Rent, the Leased Premises shall, whether or not Tenant has built-out all of the Building, be deemed to be the entire Rentable square footage of the Building, or seventy thousand sixty-five (70,065) Rentable square feet, which shall be the addition of the areas shown as areas 3 and 4 on the drawing attached hereto as a part of Schedule 1.

               [ARTWORK OF PHASE 1B, PHASE 2, PHASE 3, PHASE 4]

                                   SCHEDULE 2

                             RULES AND REGULATIONS
                             ---------------------

    Except as otherwise provided in any provision of the Lease, as provided in Subparagraph 1.2, the following Rules and Regulations shall apply:

     1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building and Project shall not be obstructed or used as a waiting or lounging place by Tenants, and their agents, servants, employees, invitees, licensees and visitors.

     2. In case of invasion, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

     3. Tenant shall not alter any lock, or install new or additional locks or bolts on any door without the prior written approval of Landlord. In the event of such alteration or installation approved by Landlord, the Tenant making such alteration shall supply Landlord with a key for any such lock or bolt. Each Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys and access cards in any such Tenant's possession for all locks and bolts in the Building.

     4.  Intentionally Deleted.

     5. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

     6. The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed.

     7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purposes other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by Tenant.

     8. No sign, name, placard, advertisement or notice shall be inscribed, painted or affixed by Tenant on any part of the Building or Project without the prior written approval of Landlord. All signs or letterings on doors, or otherwise approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of the Tenant, by a person approved by Landlord.

                                      2-1

     9. No signalling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of the Tenant and under control and direction of Landlord. Landlord retains, in all cases, the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building, (ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with the purpose for which said wires are used, and the name of the company operating same.

    10. Tenant, their agents, servants or employees, shall not (a) go on the roof of the Building, (b) use any additional method of heating or air conditioning in the Leased Premises, (c) bring in or keep in or about the Leased Premises any vehicles or animals of any kind, (e) install any radio or television antenna or any other devise or item on the roof, exterior walls, windows or window sills of the Building (except in connection with the Tenant Improvements approved by Landlord), (f) place objects against glass partitions, doors or windows which would be unsightly from the exterior of the Building, (g) use any Leased Premises: (1) for lodging or sleeping, (2) for a kitchen an/or cooking area, except in compliance with all applicable law and all insurance policies applicable to the Leased Premises), (3) for any manufacturing, storage or sale of merchandise or property of any kind; and (h) cause or permit unusual or objectionable odor to be produced or permeate from the Leased Premises, including, without limitation, duplicating or printing equipment fumes. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Leased Premises, Building or garage facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building. Landlord acknowledges and agrees that Tenant shall be entitled to operate a cafeteria for the use of its employees and business guests.

    11. Tenants shall not store or use in any Leased Premises any (a) other, naphtha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, flashlight power, kerosene or camphene, (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind, and (c) any other fluid, gas or material of any kind having an offensive odor, without the prior written consent of Landlord.

    12. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building or the Project, and Tenants shall reasonably cooperate with Landlord in prevention and elimination of same.

                                      2-2

    13. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenances of Leased Premises.

    14.  Intentionally Deleted.

    15. No curtains, blinds, shades, screens, awnings or other coverings or projections of any nature shall be attached to or hung in, or used in connection with any door, window or wall of the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

    16. Landlord shall have the right to prohibit any advertising by Tenant at the Project which, in Landlord's opinion, tends to impair the reputation of Landlord or of the Building, or its desirability as an office building for prospective tenants who require the highest standards of integrity and respectability, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

    17. Wherever the word "Tenant" occurs, it is understood and agreed that it shall also mean Tenant's associates, employees, agents and any other person entering the Building or Leased Premises under the express or implied invitation of Tenant. Tenant shall cooperate with Landlord to assure compliance by all such parties with rules and regulations.

    18. Landlord reserves the right to make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's sole judgement may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Building.

    19. Tenant shall not do anything in the Leased Premises, or bring or keep anything herein, which will in any way increase or tend to increase the risk of fire or rate of insurance, or which shall conflict with the Regulations of the Fire Department or the fire laws or with any insurance policy on the Building or any part thereof, or with any rules or ordinances established by Municipal Authority.

    20. The requirements of Tenant will be attended to only upon application at Landlord's office. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

    21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building which the Premises are a part. Landlord will pay for all reasonable costs incurred by Tenant as a result of changing the street address of the Building unless the change is requested by an authorized governmental agency.

                                      2-3

    22. No Tenant shall obtain for use upon the Leased Premises ice, drinking water, towel or other similar service or accept barbering or bootblacking services on the Leased Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. Notwithstanding the foregoing, Tenant shall have the right to provide bottled water service of its choice.


                                 LANDLORD:

                                 PROSPECT GREEN PARTNERS, a
                                 California Joint Venture

                                 By: L&T PROSPECT PARTNERS, L.P., a
                                     California limited partnership,
                                     Managing Venturer


                                     By: LANKFORD & ASSOCIATES, INC.,
                                         a Colorado corporation,
                                         General Partner


                                     By: /s/  David S. Taylor
                                         ---------------------------
                                         David S. Taylor,
                                         Executive Vice President
WITNESS:


__________________________

__________________________

                                 TENANT:

                                 E*TRADE GROUP, INC.,
                                 a California corporation
WITNESS:


__________________________       By:  /s/ Kathy Levinson
                                    -----------------------------
                                    Kathy Levinson,
__________________________          Senior Vice President



                                 By:  /s/ Stephen Richards
                                    -----------------------------
                                    Stephen Richards,
                                    Senior Vice President and
                                    Chief Financial Office


                                      2-4

                                   SCHEDULE 3

                PROSPECT GREEN BUSINESS PARK COMMON AREA CHARGES
                ------------------------------------------------


    The common area charges for Prospect Green Business Park are comprised of all costs relating to the common green and grove areas (including the amphitheater), located in the area shown on the drawing attached hereto as a part of Schedule 3 (the "Common Area"), as follows: landscaping; utilities (including, without limitation, water for irrigation and electricity for outdoor lighting); maintenance, repair and refurbishment of the walkways, sidewalks, amphitheater, light fixtures and poles, and misting/fogging machines and apparatuses; rubbish and snow removal; insurance (and deductibles, to the extent utilized), real property taxes and assessments; equipment, tools, materials and supplies; maintenance, repair and refurbishment of signs and markers; fees imposed by governmental authorities having or asserting jurisdiction; administrative fees incurred in operation and management of the Common Area;
and any other costs incurred in connection with the Common Area.

    Tenant shall be deemed to have accepted as correct Landlord's annual notice of Common Area charges (given by Landlord in accordance with Section 3.4 of the attached Lease) unless, within ten (10) days following Tenant's receipt thereof, Tenant shall notify Landlord (in accordance with the terms of the attached Lease) of Tenant's desire to conduct an audit of the records supporting such statement. Thereafter, Landlord and Tenant shall arrange a time, during regular business hours, (within thirty (30) days following Tenant's said notice to Landlord), at Landlord's (or Managing Agent's) office when Tenant may cause an impartial, reputable certified public accountant (or other impartial professional auditor or comparable individual or entity whose expertise includes the audit contemplated hereby) who is reasonably acceptable to Landlord) to audit the accounts and records supporting the annual statement in question (which shall be restricted to records for Common Area charges, should such statement include other matters). Such audit shall be restricted (a) to verification that (i) such books and records are being maintained in accordance with GAAP and (ii) the statements delivered to Tenant were prepared in accordance with the terms of this Lease, and (b) to only the time period covered by such statement (unless a problem is found, and then earlier years can be reviewed as to that problem only). Tenant shall not be entitled to make photocopies of any account ledgers or back-up documentation. Landlord's employees shall cooperate with Tenant in providing books and records for on-premises review; provided that such audit shall not exceed one (1) business day in duration. The cost of such audit shall be borne by Tenant. Tenant shall, during the pendency of such audit, pay the amounts specified in such statement. Tenant hereby covenants to hold in confidence all information obtained from any such audit. Should Tenant have any questions or concerns following such audit, the parties shall meet and confer within a reasonable period of time and attempt to resolve such concerns.


                                      3-1

                        [ARTWORK OF PROSPECT GREEN II]

                                   SCHEDULE 4

                             INTENTIONALLY DELETED
                             ---------------------



                                      4-1

                                   SCHEDULE 5

                          PROSPECT GREEN BUSINESS PARK

                             Sacramento, California


                              Date: June 21, 1996


                             WORK LETTER AGREEMENT
                             ---------------------


E*TRADE GROUP, INC.
Four Embarcadero Center
2400 Geng Road
Palo Alto, California 94303-3317

Attention:    Mr. Robert Clegg

Re:           Suite 100, 10951 White Rock Road, Rancho Cordova, CA

Ladies and Gentlemen:

    You (referred to as "Tenant"), and we (referred to as "Landlord") are executing, simultaneously with this Work Letter Agreement, a written lease (the "Lease") pertaining to the space referred to above (the "Leased Premises"). This Work Letter Agreement is attached to the Lease as Schedule 5 and made a part hereof.

    To induce Tenant and Landlord, each, to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1.  Definitions.  The terms defined in this paragraph, for purposes of this
         -----------
Work Letter Agreement, shall have the meanings specified herein, and in addition to the terms defined herein, terms defined in the Lease shall, for the purposes of this Work Letter Agreement, have the meanings specified therein.

          1.1 "Base Tenant Improvements" means the Building Standard and other mutually agreed upon Tenant Improvements (as defined in paragraph 1.2 below) items set forth in Exhibit I attached which are supplied, installed and finished by Tenant (in accordance with the construction schedule attached hereto as Schedule 5-A), and which shall be paid for by Landlord as provided for in paragraph 2.3 below. Landlord shall be responsible for payment of the maximum amount of Twenty-eight and No/100 Dollars ($28.00) per Useable square foot of Tenant's Square Footage for construction of the Base Tenant Improvements (the Tenant Improvement Allowance). For the purposes hereof, Useable square footage shall be determined in accordance with the BOMA method.

                                      5-1

         1.2 "Building Standard" means the quantity and quality of materials, finishing and workmanship specified by Tenant and approved by Landlord for the Building, as set forth on Exhibit I attached hereto and made a part hereof.

         1.3 "Construction Documents" means the construction drawings, plans and specifications referred to in paragraphs 2.2 and 2.3 below, to be attached.

         1.4 "Extraordinary Tenant Improvements" means any work Tenant requests that it be permitted to do, or requests Landlord to do in connection with the Leased Premises, the cost of which is in excess of the Tenant Improvement Allowance.

         1.5 "Leasehold Improvements" means the aggregate of Base Tenant Improvements, as contemplated by the Construction Documents, and Extraordinary Tenant Improvements, if any.

         1.6 "Substantial Completion" means that the Leasehold Improvements have been substantially completed according to the Construction Documents, except for items which will not materially affect the use of the Leased Premises and which customarily are deemed to be "punchlist work", as certified by Landlord's architect.

     2.  Construction Documents; Payments.
         --------------------------------

         2.1 Tenant shall prepare and submit to Landlord for its approval a preliminary floor plan for the Leased Premises, a copy of which shall be attached to the Lease as part of Schedule 5-A (the "Preliminary Plan") in accordance with the Construction Schedule attached as Schedule 5-A. Tenant shall complete the Base Tenant Improvements in accordance with the Building Standard, but Landlord, its agents, contractors and employees shall have the ongoing, unfettered right to supervise all work being done by or for the the benefit of Tenant in the Building. Tenant shall provide Landlord with a written estimate of the cost of completing the Base Tenant Improvements according to the Preliminary Plan (the "Estimate"). The Estimate represents Tenant's good faith estimate of the cost of completing the Base Tenant Improvements. Landlord shall have no liability if the Final Cost (as such term is defined in paragraph 2.3 below) of the Base Tenant Improvements is greater than the Estimate.

         2.2 Tenant shall, within the timeframes set forth on the Construction Schedule attached as Schedule 5-A, cause the Consultants (defined below) to prepare and submit to Landlord for approval or disapproval all drawings, plans and specifications necessary to construct the Leasehold Improvements. The following companies shall prepare the drawings, plans and specifications which are to comprise the Construction Documents:

         Architectural: Columbus Architecture

         Engineering: KPFF Engineering

                                      5-2

         Electrical: Nutter Electric

         Mechanical: AIRCO Mechanical

(collectively, the "Consultants"). All such consultants shall be acceptable to Landlord in its reasonable discretion; and (iii) neither Tenant, nor such consultant shall arrange or conduct any meetings (relevant to the Leased Premises or the Tenant Improvements) with any governmental agencies having jurisdiction over the Building without first notifying Landlord, and Landlord shall have the absolute right to participate in all such meetings. The fees and expenses of the Consultants for preparing the initial drawings, plans and specifications which are to comprise the Construction Documents shall be included in the Final Cost (defined in paragraph 2.3 below) and allocated accordingly between Base Tenant Improvements and Extraordinary Tenant Improvements.

         2.3 Upon Landlord's approval of the final form of the drawings, plans and specifications in accordance with the timeframes set forth on Schedule 5-A attached,, which when approved by Landlord shall constitute the Construction Documents, Tenant shall cause to be prepared an analysis of the cost of construction of the Leasehold Improvements according to the Construction Documents (the "Final Cost"). An analysis of the cost of Extraordinary Tenant Improvements shall be submitted to Landlord for its approval. That portion of the Final Cost attributable to the Base Tenant Improvements shall be paid for by Landlord (the "Landlord's Share") and that portion of the Final Cost attributable to the construction of the Extraordinary Tenant Improvements shall be paid for by Tenant (the "Tenant's Share"). Within ten (10) business days of receipt of the statement of Final Cost, Landlord shall either approve or disapprove the portion thereof attributed to Base Tenant Improvements, the sole basis for disapproval of which shall be as to items representing a change in specification or a change in cost from the original documents and estimates approved by Landlord. However, if Landlord requires additional information regarding the Final Cost, Tenant shall promptly supply same and Landlord shall have a reasonable additional time period, not to exceed an additional five (5) business days to approve the Final Cost. If Landlord does not approve the Final Cost attributed to the Base Tenant Improvements, it shall promptly notify Tenant thereof; in which case Tenant and Landlord shall use their best efforts to amend the Construction Documents in a manner satisfactory to each. Tenant acknowledges that Landlord's sole obligation is to pay the costs attributable to the construction of the Base Tenant Improvements, and Tenant shall pay all other costs of the construction of the Leasehold Improvements as the Tenant's Share. If the Construction Documents require the construction or installation of additional improvements beyond those regularly provided by Landlord in the core of the building in which the Leased Premises are located (including, without limitation, extra sprinklers, fire hose cabinets and other safety devices), Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional improvements. All costs attributable to changes and variations from the Construction Documents (including, without limitation, fees and expenses of the

                                      5-3

Consultants and any increased costs of construction) shall be paid by Tenant. Notwithstanding anything herein to the contrary, in no event shall Landlord be obligated to advance any of the Tenant Improvement Allowance until such time as Tenant has provided adequate conditional lien waivers or other documentation reasonably requested by Landlord to insure that neither the Building nor the Project is or shall be the subject of a lien claim.

     3.  Leasehold Improvements
         ----------------------

         3.1 The following provisions shall apply to the construction of the Leasehold Improvements:

              (a) All work involved in the completion of the Leasehold \ Improvements shall be carried out by Tenant and its agents and contractors under the supervision of Landlord (which supervision shall be at no cost to Tenant). Tenant shall cooperate with Landlord and its agents and contractors to promote the efficient and expeditious completion of the Leasehold Improvements; and


                /s/                        /s/
                ----------------------     ----------------------
                       Tenant                    Landlord


              (b) Tenant agrees to construct the Base Tenant Improvements in accordance with the Construction Documents, and in compliance with all the applicable provisions of this Work Letter Agreement and the Lease, including, the covenant to keep the Project free from all liens and encumbrances.

         3.2 If Tenant requests any changes in the Leasehold Improvements from the work as reflected in the Construction Documents, each such change must receive the prior written approval of Landlord, and Tenant shall bear the cost resulting from such changes.

         3.3 Tenant shall have no authority to commence construction of any work in the Leased Premises until (a) Landlord has approved the construction of the Base Tenant Improvements as required by the provisions hereof, and (b) Landlord shall have received evidence of Tenant's ability to pay Tenant's Share, such evidence to be in form reasonably acceptable to Landlord.

     4.  Lease Commencement Date.
         -----------------------

         4.1 Tenant shall notify Landlord when it believes that Substantial Completion has been achieved, and thereafter the Lease Commencement Date shall be established as set forth in the Lease. Notwithstanding anything to the contrary contained in the Lease or this Work Letter Agreement, the Lease Commencement Date shall not be extended for any delay in Substantial Completion to the extent that such delay is caused by any act or omission attributable to Tenant, including without limitation:

                                      5-4

              (a) Tenant's request for any Extraordinary Tenant Improvements or for any changes in the work that is reflected in the final plans and specifications for such Improvements;

              (b) Tenant's failure to furnish promptly, information concerning Tenant's requirements pertaining to construction of the Base Tenant Improvements or any other information requested by the Consultants necessary or useful to prepare the initial drawings, plans and specifications which are to comprise the Construction Documents;

              (c) Tenant's failure to approve the initial drawings, plans and specifications, which are to comprise the Construction Documents within five (5) days of receipt of said Construction Documents;

              (d) Tenant's request for any changes in the Leasehold Improvements from the work as reflected in the Construction Documents.

         4.2 In any event, Rent payable under the Lease shall not abate by reason of any delay, expense or other burden arising out of or incurred in connection with the design or construction of the Leasehold Improvements to the extent that such delay, expense or other burden is caused by any act or omission attributable to Tenant (including, without limitation, the acts and omissions referred to in subparagraphs (a) through (d) of paragraph 4.1 above).

     5.  Tenant's Access to Leased Premises.
         ----------------------------------

         5.1 Landlord hereby grants Tenant and Tenant's agents or independent contractors license to enter the Leased Premises prior to the scheduled Lease Commencement Date in order that Tenant may (i) perform the work contemplated by this Work Letter Agreement; and (ii) do other work as may be required by Tenant to make the Leased Premises ready for Tenant's use and occupancy, including training employees; provided that such prior occupancy is in accordance with approvals by the County of Sacramento. As a condition to all such prior entry, Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall not interfere with Landlord and its agents or with other tenants and occupants of the Building or the Project. If at any time such entry shall cause or threaten to cause disharmony or interference, or shall be in violation of any regulations, permits or approvals of the County of Sacramento, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon notice to Tenant. Tenant agrees that any such entry into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except the covenant to pay periodic Rent. Tenant further agrees that, to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of the Leasehold Improvements or installations made in the Leased Premises or loss or damage to

                                      5-5
property placed therein or thereabout, the same being at Tenant's sole risk.

         5.2 In addition to any other conditions or limitations on such license to enter the Leased Premises prior to the Lease Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the Leased Premises prior to the Lease Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of insurance coverage, financial responsibility and appropriate written releases of mechanic's or materialmen's lien claims.

     6.  Miscellaneous Provisions.  Landlord and Tenant further agree as
         ------------------------
follows:

         6.1 Except as may be provided in the Lease and as herein expressly set forth with respect to the Leasehold Improvements, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Leased Premises. Any other work in the Leased Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated by Subparagraph 6.1.4 of the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

         6.2  This Work Letter Agreement shall not be deemed applicable to:
(i) any additional space added to the original Leased Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (ii) any portion of the original Leased Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Leased Premises not contemplated by this Work Letter Agreement shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressing the allo cations of costs relating to such construction.

         6.3 Any person signing this Work Letter Agreement on behalf of Tenant warrants and represents he/she has authority to do so.

         6.4 This Work Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                                      5-6

         If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose and return to us two signed counterparts of this Work Letter Agreement.

                                 Very truly yours,

                                 PROSPECT GREEN PARTNERS, a
                                 California Joint Venture

                                 By: L&T PROSPECT PARTNERS, L.P., a
                                     California limited partnership,
                                     Managing Venturer


                                     By: LANKFORD & ASSOCIATES, INC.,
                                         a Colorado corporation,
                                         General Partner


                                         By: /s/ David S. Taylor
                                            -----------------------------------
                                            David S. Taylor,
                                            Executive Vice President

Agreed to and accepted the 21st day of June, 1996.


                                 E*TRADE GROUP, INC.,
                                 a California corporation



                                     By: /s/ Kathy Levinson
                                         -----------------------------
                                         Kathy Levinson,
                                         Senior Vice President


                                 By: /s/ Stephen Richards
                                     -----------------------------
                                     Stephen Richards,
                                     Senior Vice President and
                                     Chief Financial Officer


                                      5-7

                          EXHIBIT I PROSPECT GREEN II
                           TYPICAL BUILDING STANDARDS
                           --------------------------

Partitions:
- ----------
A.     Demising and Corridor Partition.  25 gauge, minimum 2-1/2" metal studs,
       -------------------------------
       24" o.c., between floor slab and structure above with R-7 insulation. 5/8" type "X" gypsum board on each face, painted with 2 coats of flat latex paint and vinyl base on both sides.

B.     Interior Partition.  25 gauge, 2-1/2" metal studs, 24" o.c., between
       ------------------
       floor slab and suspended ceiling grid. No insulation. 5/8" type "C" gypsum board on each face, painted with flat latex paint and vinyl base on both sides.

Doors:
- -----
A.     Building Entry Door.  16 gauge, pressed steel frame, welded one-piece
       -------------------
       unit, to accept 3'0" x 7'0" x 1-3/4" solid core rotary natural birch door. Door to be finished with 2 coats of clear sealer/varnish. Brushed chrome hardware - Schlage L-9000 Series hardware with closer, brushed chrome finish.

B.     Suite Interior Door.  K.D. Metal to accept 3'0" x 9'" x 1-3/4" solid core
       -------------------
       birch veneer door. Door to be finished with 2 coats of sealer/varnish. Schlage L-9000 Series hardware, brushed chrome finish.

Electric:
- --------
A.     Fluorescent Lights.   2 x 4 Parabolic; Lithonia PM3 Series, GEB
       ------------------
       (Electronic Ballast). Fixtures to be factory lamped with F.O. 32700 lamps - color w/w #3000K.

B.     Convenience Outlets.  Leviton #16242-W, or equal, 125-volt grounded
       -------------------
       duplex devices or equal.

C.     Telephone Outlet.  Standard junction box, cover plate, pull-string to top
       ----------------
       of wall. Device cover plate and Teflon cabling furnished and installed by Tenant's telephone vendor.

D.     Light Switch.  Leviton 5601-W, or equal, 277-volt standard rocker (line
       ------------
       voltage) switch.  Provide hi-low level switch as required by code.


Heating, Ventilating and Air Conditioning:
- ------------------------------------------
     As required for building standard space. Does not include, for example, air conditioning for computer rooms.

Ceiling System:
- --------------

                                      5-8

     2 x 2 recessed grid acoustic tile or equal.

Carpet:
- ------
     DESIGNWEAVE - New Sabre, or equal.
     38 oz. cut pile, direct glue down.  Choice of colors.

Window Coverings:
- ----------------
     Levelor vertical blinds, or equal.  3-1/2" perforated slates.

Miscellaneous:
- -------------
     Exit lights, smoke detectors and fire sprinklers as required by code.



                                      5-9

                                  SCHEDULE 5-A


                             CONSTRUCTION SCHEDULE
                             ---------------------

TENANT IMPROVEMENT CONSTRUCTION SCHEDULE

A.  Design Development:
    ------------------

    1.  Preparation of Construction Documents (Tenant)           4/1/96

    2.  Preparation of Statement of Final Cost (Tenant)          5/1/96

    3.  Approval of Construction Documents and
        Final Cost (Tenant and Landlord)                         5/15/96

B.  Construction:
    -------------

    1.  Submit Application for Tenant Improvement                4/18/96
        Permit

    2.  Commence Construction                                    4/22/96

    3.  Commence Tenant's Fixturing                              6/13/96

    4.  Substantial Completion of Construction                   6/18/96

    5.  Tenant Move-In                                           6/18/96


                                     5A-1

                                   SCHEDULE 6


                           CERTIFICATE OF ACCEPTANCE
                           -------------------------



TENANT:  ______________________________________

LOCATION:   SUITE ______, PROSPECT GREEN II, PROSPECT GREEN BUSINESS PARK


This letter is to certify that:

  1. The above referenced space has been accepted by the Tenant for possession.

  2. The subject space is substantially complete in accordance with the plans and specifications used in construction of the demised premises.

  3.   The subject space can now be used for intended purposes.


  Commencement Date    ____________________, 19__.

  Expiration Date      ____________________, 19__.

  Tenant's Total
  Square Footage       ____________________________


  Executed this ____day of _______________, 19__.


"Tenant"


 _______________________________

By:________________________________

Its:_____________________________




By:________________________________

Its:_____________________________


                                      6-1

                                   SCHEDULE 7


                                   BASE RENT
                                   ---------




      Period                     Monthly *                  Annual *
      ------
Initial Term (Months)            Base Rent               Management Fee
- ---------------------            ---------               --------------

  1 - 24                           $1.17                     $0.33

 25 - 60                           $1.22                     $0.344

 61 - 120                          $1.27                     $0.358


 *    Per Tenant's Total Rentable Square Feet

                                      7-1

                                   SCHEDULE 8

                                    PARKING
                                    -------

      Landlord hereby grants to Tenant a license to the use during the term of this Lease the space described in Subparagraph 1.1.11. Tenant agrees to comply with such reasonable rules and regulations as may be made by Landlord from time to time in order to insure the proper operation of the parking facilities. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine whether parking facilities are becoming crowded, and in such event, to allocate specific parking spaces among Tenant and other tenants or to take such other steps necessary to correct such condition, including but not limited to policing and towing, and if Tenant, its agents, officers, employees, contractors, licensees or invitees are deemed by Landlord to be contributing to such condition, to charge to Tenant as Rent that portion of the cost thereof which Landlord reasonably determines to be caused thereby. Landlord may, in its sole discretion, change the location and nature of the reserved parking spaces available to Tenant, if any, provided that after such change, there shall be available to Tenant approximately the same number of reserved spaces as available before such change. Each of Tenant's non-reserved spaces shall be provided at no cost to Tenant.

      Tenant acknowledges that a Sacramento County air quality ordinance is pending and, when adopted would require Tenant to encourage on auto emissions reduction by Tenant's employees, and may cause a reduction in the number of parking spaces available to Tenant. Landlord shall provide a transportation manager to assist Tenant in developing a transportation management plan to comply with such ordinance.

TENANT:                          LANDLORD:
E*TRADE GROUP, INC.              PROSPECT GREEN PARTNERS, a
                                 California Joint Venture
By: /s/ Kathy Levinson
   --------------------------
   Kathy Levinson
   Senior Vice President         By: L&T PROSPECT PARTNERS, L.P.,
                                     a California limited
                                     partnership, Managing
                                     Venturer
By: /s/ Stephen Richards
   --------------------------
   Stephen Richards,
   Senior Vice President and
   Chief Financial Officer       By: LANKFORD & ASSOCIATES, INC.,
                                     a Colorado corporation,
                                     General Partner

                                     By: /s/ David S.Taylor
                                         --------------------------
                                         David S. Taylor,
                                         Executive Vice President

                                   EXHIBIT A

            SITE PLAN SHOWING ANNEX PROPERTY AND PROSPECT GREEN II

                            ANNEX EXPANSION OPTION


     This ANNEX EXPANSION OPTION (this "Option"), is entered into as of the 21st day of June, 1996, by and between PROSPECT GREEN PARTNERS, a California joint venture ("Landlord") and E*TRADE GROUP, INC., a California corporation ("Tenant").


                                    RECITALS

     A. Landlord currently owns that certain real property labelled as the "Annex Parcel" on the site plan attached hereto as Exhibit A and made a part hereof for all purposes, and described as Lot 2 of that certain Lot Line Adjustment recorded December 26, 1995, in Book 95-12-26, Page 471, of the Official Records of Sacramento County, California (the "Annex Property").

    B. Contemporaneously with the execution of this Option, Landlord and Tenant have entered into a lease (the "PGII Lease") whereby Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord a portion of the building known as Prospect Green II which is situated on that certain real property adjacent to the Annex Property and labelled as the "PG II Parcel" on Exhibit A attached hereto.

    C. Tenant desires to obtain the right to negotiate for future development of the Annex Property for purposes of meeting Tenant's future needs for additional office space not available in Prospect Green II, and Landlord is willing to afford Tenant such right, on the terms and conditions set forth below.


                                   AGREEMENT


    In consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. So long as Tenant is not in default under the terms and conditions of the PGII Lease, Landlord hereby agrees to negotiate in good faith to make available the Annex Property for Tenant's future expansion needs, on the following terms and conditions:

        1.1  Annex Expansion Option.
             ----------------------

             (1)  Grant of Option.  For the first thirty-six (36) months of the
                  ---------------
Lease Term under the PGII Lease (the "Annex Option Period"), Tenant shall have the option to lease (the "Annex Expansion Option") the Annex Property on substantially the same terms and conditions of the PGII Lease including, without limitation, (i) a tenant improvement allowance in the maximum amount of twenty-eight and no/100 per Useable square foot of area in the building to be constructed on the Annex Property (the "Annex Building") and (ii) a term of ten (10) years; provided, however, that initial Base Rent shall be equal to an eleven percent (11%) return on the cost to Landlord to develop the Annex Building, not to exceed One and 18/100 Dollars ($1.18) per Rentable square foot per month (on a standard triple net basis), and such rental rate shall be adjusted upward during the term to reflect then prevailing market adjustments.

             (2)  Exercise of Option.  Tenant may elect to exercise the Annex
                  ------------------
Expansion Option by delivering to Landlord written notice of its exercise of the Annex Expansion Option (the "Notice of Exercise") on or before the expiration of the Annex Option Period. As a condition of the effectiveness of the Notice of Exercise, Tenant shall, no later than twelve (12) months prior to the expiration of the Annex Option Period, deliver a written notice to Landlord of Tenant's intention to exercise the Annex Expansion Option (the "Notice of Intent"). The Notice of Intent shall set forth the amount of Rentable square feet of space in the Annex Building that Tenant intends to lease - Tenant having the election of a single story building containing approximately fifteen thousand (15,000) square feet, or - subject to a special development permit or similar requirement that Landlord hereby agrees to use its reasonable business efforts to obtain - a two story building containing approximately thirty thousand (30,000) Rentable square feet (the "Additional Premises"), the proposed configuration of the building and other improvements to be constructed in the Additional Premises, and the outside date by when the Additional Premises, with the improvements substantially completed thereon, must be delivered to Tenant for occupancy, which date shall be no sooner than ten (10) months following execution of the Additional Premises Lease described below (the "Additional Premises Delivery Date"). Within ten (10) days after Landlord's receipt of the Notice of Intent, Landlord and Tenant shall meet and shall negotiate in good faith to agree to and execute within thirty (30) days thereafter a letter of intent (the "Letter of Intent") containing all of the material terms and conditions of a lease for the Additional Premises (the "Additional Premises Lease") including, without limitation, the rental rate for the Additional Premises, the configuration of the Additional Premises, and the Additional Premises Delivery Date. Thereafter, Tenant may, but is not obligated to, in its sole and absolute discretion, deliver its Notice of Exercise to Landlord as described above.


             (3)  Additional Premises Lease.  If Tenant delivers the Notice of
                  -------------------------
Exercise, Landlord and Tenant shall, within sixty (60) days after execution of the Letter of Intent, execute and deliver to each other the Additional Premises Lease which shall reflect the terms and conditions of the

Letter of Intent. In addition, the Additional Premises Lease shall contain substantially the same terms and conditions as provided in this Lease, including without limitation, the representations and warranties as to environmental matters. If Tenant fails to timely deliver the Notice of Exercise, Landlord shall have the right to develop and lease the Annex Property to another party, subject to the Annex First Right of Refusal described below.


   1.2  Annex First Right of Refusal.
        ----------------------------

        (1)  Grant of First Right of Refusal.  If at any time after the
             -------------------------------
expiration of the Annex Option Period (and prior to the expiration or earlier termination of the PGII Lease), a bona fide offer for the lease of the Annex Property is made to Landlord, which offer Landlord in good faith intends to accept (an "Offer"), then, provided there does not then exist an uncured Event of Default under the PGII Lease, Landlord shall send Tenant notice (the "Offer Notice") of such offer, and Tenant shall have the first right of refusal to accept such Offer (the "Annex First Right of Refusal"). The Offer Notice shall state the rent and other terms and conditions of the proposed transaction.

             (2)  Effect of Transfer Notice.  Delivery of the Offer Notice to
                  -------------------------
Tenant shall be deemed to be an offer by Landlord to lease the Annex Property to Tenant on the same terms and conditions as the Offer. The offer contained in the Offer Notice may be accepted within five (5) working days following the date of delivery of the Offer Notice to Tenant (the "Offer Period") and may not be withdrawn by Landlord within the Offer Period. Pursuant to the offer, Tenant shall have the right to lease the Annex Property on the terms and conditions stated in the Offer Notice.

             (3)  Acceptance of Offer.  On or before the last day of the Offer
                  -------------------
Period, Tenant shall deliver to Landlord notice of its acceptance or rejection of the offer. Delivery of a notice of acceptance to Landlord by Tenant shall create a binding contract between Landlord and Tenant. Tenant's failure to timely deliver such notice shall be deemed a rejection of Landlord's offer.

             (4)  Lease.  Within thirty (30) days following Tenant's acceptance
                  -----
of the Offer, the parties shall diligently and in good faith pursue negotiation and execution of a lease agreement to reflect the terms of the Offer.

             (5)  Release of Annex Property.  In the event that Tenant shall
                  -------------------------
not elect to lease the Annex Property pursuant to the Offer Notice, Landlord may lease the Annex Property to the proposed transferee on the terms and conditions contained in the Offer Notice, and the foregoing First Right of Refusal shall not apply to future renewal negotiations of the lease with such transferee. If such lease is not consummated, the provisions of the foregoing Annex First Right of Refusal shall again apply to any proposed lease
of the Annex Property.   If Tenant exercises its rights hereunder and delivers a
notice of acceptance but fails to complete the lease of the Annex Property solely due to Tenant's default, then Tenant's rights under the Annex First Right of Refusal shall terminate.


   1.3   Effect of Expansion on PGII Lease.  In the event that Tenant exercises
         ---------------------------------
either of the foregoing Annex Expansion Option or Annex First Right of Refusal, then Tenant shall be obligated to extend the term of the PGII Lease to be co-terminous with the lease entered into by Landlord and Tenant in connection with such expansion. Such extended term under the PG II Lease shall be at a Base Rent equal to ninety-five percent (95%) of Fair Market Rental (as defined in the PG II Lease), but not less than the Base Rent in effect as of that date on which the initial Lease Term would have otherwise expired under the PG II Lease (without regard to any renewal options therein).


2.   Assignment.  The  covenants  and  agreements contained herein shall be
     ----------
binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto. The foregoing notwithstanding, the parties acknowledge and agree that no transfer or other assignment of this Option by Tenant shall be valid except in connection with an assignment of Tenant's interest under the PGII Lease which has been approved by Landlord in accordance with the terms and conditions of such lease. Landlord shall have the right to assign this Option along with a transfer of the Annex Property; however, an assignment or other transfer of Landlord's rights under the PGII Lease may be made without regard to this Option. It is expressly agreed that an assignment by Landlord of the PGII Lease does not necessarily constitute nor shall it be construed to be an assignment of this Option; and the ownership of the Annex Property may be separate and distinct from ownership of Prospect Green II.

3.   Governing Law.  This Option shall be governed by and, construed in
     -------------
accordance with the laws of the State of California.

4.   Attorney's Fees. In the event that any of the parties to this Option
     ---------------
undertakes any action to enforce the provisions of this Option against any other party, the non-prevailing party shall reimburse the prevailing party for all reasonable costs and expenses incurred in connection with such enforcement, including reasonable attorneys' fees and paralegals' fees at the investigative, pretrial, trial and appellate levels. Attorneys' fees and costs incurred in enforcing any judgment or in connection with any appeal shall be recoverable separately from and in addition to any other amount included in such judgment.

     IN WITNESS WHEREOF, the Parties have executed this Option as of the date first above written.



"LANDLORD"

PROSPECT GREEN PARTNERS,
a California joint venture

By: L&T PROSPECT PARTNERS, L.P.,
    a California limited partnership,
    Managing Venturer

    By: Lankford & Associates, Inc.,
        a colorado corporation,
        Managing General Partner


    By: /s/ David S. Taylor
        -------------------------
        David S. Taylor,
        Executive Vice President



"TENANT"

E*TRADE GROUP, INC.,
a California corporation



By: /s/ Kathy Levinson
    ----------------------
    Kathy Levinson,
    Senior Vice President


By: /s/ Stephen Richards
    ----------------------
    Stephen Richards,
    Senior Vice President and
    Chief Financial Officer